SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                  __________


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934
                              ___________________


Date of Report (Date of earliest event reported)                  June 30, 1998

                             FLANDERS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

NORTH CAROLINA              0-27958                    13-3368271
(State of incorporation) (Commission   (I.R.S. Employer Identification Number)
                         File Number)

                                Steven K. Clark
                             Flanders Corporation
                           531 Flanders Filters Road
                       Washington, North Carolina 27889

         (Address, including zip code, of principal executive offices)


Registrant's telephone number, including area code...............(919) 946-8081

ITEM 2.    Acquisition or Disposition of Assets

On June 30, 1998, Flanders Corporation (the "Registrant") acquired approximately 97% of the issued and outstanding capital stock of Eco-Air Products, Inc. ("Eco-Air"), a California corporation, and all of the shares of Industrias Seco de Tijuana, S.A. de C.V., Eco-Air's Mexican subsidiary, which are not owned by Eco-Air (approximately .2%) pursuant to a Stock Purchase Agreement dated May 7, 1998 (as amended by the Amendment to Stock Purchase Agreement dated May 20, 1998, collectively the "Stock Purchase Agreement").

The Registrant acquired such interests by paying the shareholders of Eco-Air a total of $13,000,000. Additionally, provided that Eco-Air meets certain performance criteria over the next five years, the Registrant will issue to the shareholders of Eco-Air, certain shares of the Registrant's common stock or an equivalent amount in cash. The terms of the Stock Purchase Agreement and the amount of consideration to be paid for the shareholder interests were determined through arms-length negotiations among the parties.

Prior to the acquisition, Eco-Air was a privately-held corporation in the business of manufacturing and marketing air filters and related products for commercial and residential air conditioning and heating systems. The Registrant intends to continue such business and will operate Eco-Air as a subsidiary.

The Registrant financed the acquisition by using its line of credit with SunTrust Bank, Tampa Bay.

The description of the transactions described herein is qualified entirely by reference to the Stock Purchase Agreement which is attached hereto as Exhibits
2.1.1 and 2.1.2 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

    1.  Financial Statements of Business Acquired

        See Exhibit 2.1.3

    2.  Pro Forma Financial Information

        See Exhibit 2.1.4

    3.  Exhibits

    Exhibit No.                                             Description


    Exhibit 2.1.1

                                Stock Purchase Agreement by and between the Registrant and the shareholders of Eco-Air Products, Inc. dated May 7, 1998

    Exhibit 2.1.2

                                Amendment dated May 20, 1998 to Stock Purchase Agreement by and between the Registrant and the Shareholders of Eco-Air Products, Inc. dated May 7, 1998



    Exhibit 2.1.3

                                Financial Statements of Eco-Air Products, Inc.

    Exhibit 2.1.4

                                Pro-Forma Financial Statements


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FLANDERS CORPORATION


                                __________________________________
                                By: Steven K. Clark
Dated: ___________              Its: Chief Financial Officer

                                 EXHIBIT 2.1.1

                           STOCK PURCHASE AGREEMENT


                                 BY AND AMONG


                             FLANDERS CORPORATION,
                         a North Carolina corporation,


                                      AND


                              THE SHAREHOLDERS OF
                            ECO-AIR PRODUCTS, INC.,
                           a California corporation




                                  May 7, 1998

                               TABLE OF CONTENTS

                                                                       Page

1.  Purchase of Eco-Air Shares                                           1
    (a)     Purchase                                                     1
    (b)     Cash Payment                                                 1
    (c)     Issuance of Flanders Shares After Closing                    2
    (d)     Purchase Price Adjustment                                    2
    (e)     Employee Bonuses                                             4

2.    Delivery                                                           4
    (a)     Delivery of Eco-Air Shares                                   4
    (b)     Delivery of Cash Payment                                     5
    (c)     Liabilities                                                  5

3.    Representations and Warranties of the Sellers                      5
    (a)     Ownership of Eco-Air Shares.                                 5
    (b)     Authority                                                    5
    (c)     Compliance with Law                                          6
    (d)     No Litigation                                                6
    (e)     Solvency                                                     6
    (f)     Securities Laws Compliance                                   6
    (g)     No Material Misstatements                                    7
    (h)     Indemnification.                                             7

4.    Representations and Warranties Concerning Eco-Air and Sub-Mex      8
    (a)     Organization, Standing and Qualification                     8
    (b)     Capitalization                                               8
    (c)     Subsidiaries                                                 9
    (d)     Stock Transfer Books                                         9
    (e)     Corporate Records                                            9
    (f)     No Defaults                                                  9
    (g)     No Conflict                                                  9
    (h)     Consents and Approvals                                      10
    (i)     Related-Party Transactions                                  10
    (j)     Safety Laws                                                 10
    (k)     Environmental Compliance                                    10
    (l)     Compliance With Law                                         14
    (m)     Financial Statements                                        14
    (n)     Properties and Assets                                       14
    (o)     Accounts Receivable                                         15
    (p)     Leases                                                      15

    (q)     Inventory                                                   15
    (r)     Intellectual Property                                       15
    (s)     Material Contracts                                          16
    (t)     No Undisclosed Liabilities                                  17
    (u)     Litigation                                                  17
    (v)     Taxes                                                       17
    (w)     Employment Contracts                                        17
    (x)     Personnel Matters                                           18
    (y)     Employee Restrictions                                       18
    (z)     Eco-Air Labor Matters                                       18
    (aa)    Sub-Mex Labor Matters                                       18
    (bb)    Employee Benefit Plans                                      18
    (cc)    Sub-Mex Manufacturing                                       20
    (dd)    No Adverse Change                                           20
    (ee)    Discrimination                                              21
    (ff)    Disputes and Charges                                        21
    (gg)    Certain Payments.                                           21
    (ii)    Accuracy of Information Furnished                           22
    (jj)    Indemnification.                                            22

5.    Representations, Warranties and Agreements of Buyer               22
    (a)     Organization, Standing and Qualification                    22
    (b)     Authority                                                   22
    (c)     Compliance with Law                                         22
    (d)     Shares Purchased for Investment                             23
    (e)     Flanders Shares.                                            23
    (f)     Cash Payment                                                23
    (g)     Employment Contracts and Options                            23
    (h)     Consents and Approvals                                      23
    (i)     Location of Business                                        23
    (j)     Warranty of Good Faith                                      24

6.    The Closing                                                       24

7.    Conditions of Buyer's and Sellers' Performance                    24
    (a)     Buyer's Conditions                                          24
    (b)     Sellers' Conditions                                         27

8.    Indemnification                                                   28
    (a)     General Indemnification Obligation of Each Seller           28
    (b)     General Indemnification Obligation of Buyer                 29
    (c)     Limitation of Indemnity                                     29

    (d)     Several Liability                                           29
    (e)     Method of Asserting Claims, Etc                             29
    (f)     Payment                                                     31
    (g)     Other Rights and Remedies Not Affected                      31

9.    Non-Disclosure and Non-Compete Covenants                          31
    (a)     Proprietary Information                                     31
    (b)     Non-Compete Provisions                                      32
    (c)     Publicity                                                   33

10.    Other Matters                                                    33
    (a)     No Share Purchases                                          33
    (b)     Resignation of Directors                                    33
    (c)     Further Actions                                             33

11.    Termination and Amendment                                        33
    (a)     Pre-Closing                                                 33
    (b)     Waiver    34

12.    Dispute Resolution                                               34
    (a)     Mediation                                                   34
    (b)     Arbitration                                                 34

13.    Miscellaneous                                                    35
    (a)     Attorneys' Fees                                             35
    (b)     Brokers and Finders                                         35
    (c)     Expenses                                                    35
    (d)     Survival                                                    35
    (e)     Severability                                                35
    (f)     Notices                                                     36
    (g)     Entire Agreement                                            36
    (h)     Counterparts                                                37
    (i)     Binding Effect                                              37
    (j)     Governing Law                                               37
    (k)     Gender and Number, etc.                                     37
    (l)     Successors and Assigns                                      37
    (m)     No Third Party Beneficiaries                                37
    (n)     No Partnership or Joint Venture                             37

Signatures                                                              38

EXHIBITS

Exhibit A        Shareholder List of Eco-Air Products, Inc.
Exhibit B        Performance Criteria
Exhibit C        Eco-Air Statement of Income
Exhibit D        Closing Escrow Agreement

SCHEDULES

Schedule 4(c)       Subsidiaries
Schedule 4(g)       Conflicts
Schedule 4(i)       Related Party Transactions
Schedule 4(m)       Financial Statements
Schedule 4(n)       Properties and Assets
Schedule 4(o)       Accounts Receivable
Schedule 4(s)       Material Contracts
Schedule 4(u)       Litigation
Schedule 4(bb)      Employee Benefit Plans
Schedule 5(g)       Employment Contracts
Schedule 7(a)(xvi)  Sellers' Closing Certificate
Schedule 7(a)(xvii) Sellers' Legal Opinion
Schedule 7(a)(xxv)  Non-Competition Agreement
Schedule 7(b)(iv)   Buyer's Legal Opinion
Schedule 7(b)(vi)   Buyer's Closing Certificate

                           STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT ("Agreement") is executed as of this 7th day of May, 1998, by and between FLANDERS CORPORATION, a North Carolina corporation ("Buyer" or "Flanders"), and THE SHAREHOLDERS OF ECO-AIR PRODUCTS, INC., a California corporation ("Eco-Air"), all of whom are identified on Exhibit A (the "Sellers").

WHEREAS, Buyer is a publicly-held North Carolina corporation which is in the business of, among other things, designing, manufacturing and selling high performance filter systems;

WHEREAS, Eco-Air is a California corporation which is in the business of manufacturing and selling air filtration products;

WHEREAS, Eco-Air owns all but two shares of the capital stock of Industrias Seco de Tijuana, S.A. de C.V., a Mexican corporation ("Sub-Mex"), which is in the business of manufacturing and assembling air filtration products at a Maquiladora plant in Tijuana, Mexico for shipment to Eco-Air's facility for distribution and sale pursuant to a certain Maquila Services Agreement between Eco-Air and Sub-Mex; and

WHEREAS, the parties intend by this Agreement to provide for the acquisition by Buyer of (1) all the issued and outstanding capital stock of Eco-Air, except for those shares owned by Carl Deilgat which are subject to a Stock Purchase Agreement dated May 4, 1993 ("Deilgat Stock Purchase Agreement"), in favor of Eco-Air (the "C. Deilgat Shares"), and (2) the shares of Sub-Mex which are not owned by Eco-Air, in exchange for $13,000,000 and certain shares of Flanders common stock, pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, it is agreed as follows:

1.  Purchase of Eco-Air Shares.

(a) Purchase. Subject to the terms and conditions contained herein, Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, for the consideration set forth below, the number of shares of common stock of Eco-Air and the number of shares of Sub-Mex (collectively, the "Eco-Air Shares") listed beside such Seller's name in Exhibit A hereto.


(b) Cash Payment. In consideration for the Eco-Air Shares, Buyer shall pay to Sellers an aggregate amount of Thirteen Million Dollars ($13,000,000) (hereinafter referred to as the "Cash Payment"), as such amount may be adjusted as provided in Section 1(d) below. At Closing, or at such other time as the parties may mutually agree,

Buyer shall pay $11,500,000 of the Cash Payment to Sellers (subject to adjustment pursuant to Section 1(d) below) and $1,500,000 of the Cash Payment to the Escrow Agent (hereinafter defined) to be held pursuant to the terms of the Closing Escrow Agreement (hereinafter defined).

(c) Issuance of Flanders Shares After Closing. Provided that Eco-Air meets the performance criteria set forth on Exhibit B, in addition to the Cash Payment, Buyer shall issue to each Seller shares of Flanders Corporation common stock (the "Flanders Shares") equivalent in value to the cash amount set forth on Exhibit B in proportion to the respective share of each Seller to the total purchase price, unless a Seller notifies Buyer in writing prior to the issuance of such shares that such Seller elects to be paid the amount set forth on Exhibit B in cash; in which case, Buyer shall pay to such Seller the Seller's proportionate share of the cash amount set forth on Exhibit B. The above amounts shall be paid over a five- year period based upon achievement of certain performance criteria set forth on Exhibit B. The Flanders Shares shall be issued and priced at the closing price of the Flanders common stock on Nasdaq on the day Eco-Air achieves the performance criteria. Within seventy-five (75) days of the close of each year in which the performance criteria is to be evaluated, Buyer shall advise Sellers of the outcome of such performance and, if the criteria has been met, of the right of election of each Seller to the election described herein. Each Seller shall have the right to request any information as referenced in Section 3(f)(ii), below, which shall be immediately provided. Each Seller shall have thirty (30) days in which to notify Buyer of his/her election to receive cash hereunder. If notice of such election is not timely provided, it will be presumed that such Seller has elected to receive Flanders Shares. Payment shall be made within fifteen (15) days of the end of the thirty (30) day period.

(d) Purchase Price Adjustment.

(i) General. As an adjustment to the purchase price, Buyer shall deduct from the Cash Payment at Closing the amount, if any, by which Adjusted Base Capitalized Net Income exceeds the Adjusted Final Capitalized Net Income; provided that no such amount shall be payable unless the amounts set forth above exceed $100,000.

(ii) Definitions. The following terms, as used herein, have the following meanings:

"Adjusted Base Capitalized Net Income" means the product of the Base Net Income multiplied by five (5) and then reduced by the extraordinary year end bonus paid to Leonard Fetcho.

"Adjusted Final Capitalized Net Income" means the product of Adjusted Closing Net Income multiplied by five (5) and then reduced by the year end extraordinary bonus paid to Leonard Fetcho, if no notice of disagreement with respect thereto is delivered by Sellers, or if such a notice of disagreement is delivered, as resolved by the parties as described below.

"Adjusted Closing Net Income" means the net income of Eco-Air, before taxes and before the year end bonus paid to Leonard Fetcho, as determined by an audit of the books and accounts of Eco-Air by Flanders' independent auditors, as of the close of business on March 31, 1998, determined in accordance with Generally Accepted Accounting Principals ("GAAP") applied on a consistent basis, increased by an add back of $1,435,207.

"Base Net Income" means $3,000,000, which amount represents the net income before taxes of Eco-Air as set forth in its Statement of Income attached hereto as Exhibit C adjusted to reflect the add back of the extraordinary bonus paid at year end to Leonard Fetcho.

"Closing Balance Sheet" means a balance sheet for Eco-Air as of the Closing date that fairly presents the financial position of Eco-Air as of the close of business on the date immediately preceding the Closing date on a basis consistent with the presentation in the Balance Sheet, and prepared in accordance with GAAP. In the event of a conflict between the accounting policies and procedures used in the preparation of the Balance Sheet and GAAP, GAAP shall prevail.

"Closing Income Statement" means an Income Statement for Eco-Air as of March 31, 1998 that fairly presents the financial position of Eco-Air as at the close of business on such date, in accordance with GAAP.

(iii) Preparation of Closing Balance Sheet. As promptly as practicable, Buyer will cause the Closing Balance Sheet to be prepared by its independent auditors. As promptly as practicable, but no later than the Closing date, Seller will cause the Closing Balance Sheet to be delivered to Buyer.

(iv) Preparation of Income Statement. As promptly as practicable, Buyer will cause its independent auditors to begin their audit of Eco-Air. As promptly as practicable, but no later than the Closing date, Buyer will cause an income statement showing the Adjusted Closing Net Income to be delivered to Sellers.

(v) Disagreement by Buyer. If Sellers disagree with Buyer's calculation of Adjusted Closing Net Income, Sellers may, within five (5) days after delivery of the documents referred to in Sections 1(d)(ii) and 1(d)(iv) above, deliver a notice to Buyer disagreeing with such calculation and setting forth Sellers' calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Sellers disagree, and Sellers shall be deemed to have agreed with all other items and amounts contained in the Closing Income Statement and Closing Balance Sheet and the calculations of Adjusted Closing Net Income delivered by Buyer pursuant hereto.

(vi) Dispute Resolution. If a notice of disagreement shall have been delivered by Sellers pursuant to Section 1(d)(v), the parties shall, during the ten (10) days following such delivery, use their best effort to reach agreement on the disputed items or amounts in order to determine the amount of Adjusted Closing Net Income. If the parties do not reach agreement, they shall promptly thereafter cause a firm of independent nationally recognized accountants mutually acceptable to Buyer and Sellers (the "Accounting Referee") promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Adjusted Closing Net Income. The Accounting Referee shall deliver, as promptly as practicable, a written report setting forth its calculation. Such report shall be final and binding upon the parties. The cost of such report shall be borne equally by Buyer and Sellers.

(vii) Cooperation. The parties agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Income Statement and the calculation of the Adjusted Closing Net Income, including, without limitation, the making available to the extent necessary of books, records, work papers and personnel.

(viii) Time of Payment. Any adjustment pursuant to this Section 1(d) shall be made (A) within ten (10) days after Buyer's delivery of the Closing Income Statement and Closing Balance Sheet if no notice of disagreement with respect to Adjusted Closing Net Income is delivered by Sellers, or (B) if a notice of disagreement with respect to Adjusted Closing Net Income is so delivered, then within ten (10) days after the earlier of (1) agreement of Buyer and Sellers with respect to Adjusted Closing Net Income or (2) delivery of the calculation of Adjusted Closing Net Income by the Accounting Referee.

(e) Employee Bonuses. Buyer agrees to cause Eco-Air to pay, within a reasonable time after Closing, employee bonuses, to the extent Adjusted Base Capitalized Net Income exceeds Three Million Dollars ($3,000,000), in an amount not to exceed Fifty Thousand Dollars ($50,000).


2.  Delivery.

(a) Delivery of Eco-Air Shares. At Closing, each Seller shall deliver to Buyer certificates evidencing the Eco-Air Shares owned by Sellers immediately prior to Closing, endorsed in blank, together with all necessary stock powers and otherwise in proper form for transfer. Buyer shall not be obligated to purchase any of the Eco-Air Shares unless ALL such Shares are delivered at Closing.

(b) Delivery of Cash Payment. At Closing, Buyer shall deliver to Sellers an aggregate amount of Thirteen Million Dollars ($13,000,000), as follows: Eleven Million Five Hundred Thousand Dollars ($11,500,000), as such amount may be adjusted pursuant to Section 1(d) above, shall be delivered in the form of a cashiers check or by wire transfer to the bank accounts of the Sellers, as the Sellers shall direct, and One Million Five Hundred Thousand Dollars ($1,500,000) (the "Escrowed Funds") shall be delivered to Treitler & Montisano as Escrow Agent (the "Escrow Agent") in accordance with the Closing Escrow Agreement attached hereto as Exhibit D (the "Closing Escrow Agreement"). Escrow Agent shall hold Seven Hundred Fifty Thousand Dollars ($750,000) of the Escrowed Funds for a period of six months from the date of Closing and Seven Hundred Fifty Thousand Dollars ($750,000) of the Escrowed Funds for a period of one year from the date of Closing to satisfy any right of indemnification as provided in
Section 8 below. At the end of each period, the Escrow Agent shall distribute such Escrowed Funds to Sellers unless Buyer has delivered to Escrow Agent and the Sellers a full, written report of the basis for any retention of the sales price as set forth herein, including copies of relevant documents.

(c) Liabilities. Buyer shall not assume any state or federal tax liability of any Eco-Air Shareholder. All shareholder notes payable or other amounts owed by Eco-Air to any of the Sellers shall be canceled prior to or at Closing, except obligations owing to William O'Brien as shown on the books of Eco-Air, which shall be paid at Closing, and obligations outstanding to Carl Deilgat pursuant to the Deilgat Stock Purchase Agreement.

3. Representations and Warranties of the Sellers. To induce Buyer to enter into this Agreement, each Seller individually represents and warrants to Buyer that the following statements are true, correct and complete as of the date hereof:

(a) Ownership of Eco-Air Shares. Such Seller, other than the Trustees of the Eco-Air 401(k) Employee Stock Ownership Plan and Trust, owns, beneficially and of record, and the Trustees own of record for the benefit of the participants in the Eco-Air 401(k) Employee Stock Ownership Plan and Trust, the number of Eco-Air Shares shown beside such Seller's name in Exhibit A hereto, free and clear of any lien, security interest, pledge, claim, demand or encumbrance or restriction of any kind or character whatsoever, and the Eco-Air Shares represent all of the issued and outstanding shares of capital stock and equity securities of Eco-Air and Sub- Mex, except for the C. Deilgat Shares and the Sub-Mex shares held by Eco-Air. All Eco-Air Shares are duly authorized, validly issued, fully paid and nonassessable and have, in the hands of the Sellers, and will have in the hands of Buyer, all the rights, privileges and preferences ordinarily accorded to owners of the Eco-Air common stock.

(b) Authority. Such Seller now has and will have, at the Closing, full power, authority and legal right to sell such Seller's Eco-Air Shares to Buyer pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by, and is the valid and binding obligation of, such Seller, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, preference, fraudulent conveyance or other similar laws and regulations now or hereafter in effect relating to or limiting creditors' rights generally or the enforcement of specific rights provided for in agreements, general principles of equity and/or the discretion of the court governing or limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the application of principles of public policy underlying any such laws and regulations.

(c) Compliance with Law. Assuming receipt of Federal Trade Commission ("FTC") approval of compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the consummation of the transactions contemplated hereby will be in compliance with all applicable laws, rules, regulations and requirements of all Federal, state and local governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any such governmental authority as such affect the obligations of Sellers to this transaction.

(d) No Litigation. There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, or to the knowledge of such Seller, threatened, anticipated or contemplated, which in any way affect the consummation of the transactions contemplated hereby or, if valid, would constitute or result in a breach of any representation, warranty or agreement of such Seller set forth herein.

(e) Solvency. Such Seller is not bankrupt or insolvent and has not assigned Seller's estate for the benefit of creditors, entered into any arrangement with creditors, and does not have any present intention to file a petition in bankruptcy, to assign Seller's estate for the benefit of creditors, or to enter into any arrangement with creditors. Such Seller has no knowledge of any basis for the filing by any other person of an involuntary petition in bankruptcy with respect to Seller or Eco-Air.

(f) Securities Laws Compliance. Such Seller:

(i) has been represented by such legal and tax counsel and others, each of whom has been personally selected by such Seller, as such Seller has found necessary to consult concerning this transaction, and such representation has included an examination of applicable documents, and an analysis of all tax, financial, and securities law aspects. Such Seller, his/her counsel and advisors, and such other persons with whom such Seller has found it necessary to consult, have sufficient knowledge and experience in business and financial matters to evaluate the above information, and the merits and risks of the transactions contemplated by this Agreement, and to make an informed investment decision with respect thereto.

(ii) Buyer has made available to such Seller, his/her counsel and advisors, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, Buyer and its representatives, concerning the terms and conditions of the acquisition of the Flanders Shares and access to obtain any information, documents, financial statements, records and books (A) relative to Buyer, the business and an investment in Buyer, and (B) necessary to verify the accuracy of any information furnished to each Seller. All materials and information requested by such Seller, his/her counsel and advisors, or others representing such Seller, including any information requested to verify any information furnished to such Seller, have been made available and examined.

(iii) Such Seller is acquiring the Flanders Shares, if any, for Seller's own account and not as a fiduciary for any other person, except for the Trustees of the Eco-Air 401(k) Employee Stock Ownership Plan and Trust who are acquiring the Flanders Shares on behalf of the plan participants. Such Seller is acquiring the Flanders Shares for investment purposes only and not with a view to or for the transfer, assignment, resale, or distribution thereof, in whole or in part. Such Seller understands the meaning and legal consequences of the foregoing representations and warranties. Such Seller is not an "underwriter" of the securities, as that term is defined in Section 2(11) of the Securities Act of 1933 ("Securities Act"), and such Seller will not take or cause to be taken any action that would cause such Seller or Buyer to be deemed an "underwriter" of the securities.

(iv) Such Seller understands that the Flanders Shares have not been registered under the Securities Act nor pursuant to the provisions of the securities or other laws of any applicable jurisdictions. Such Seller further understands that the Flanders Shares cannot be sold, assigned, pledged, transformed or otherwise disposed of unless such Shares are registered or an exemption from registration is available, and that the Flanders Shares will bear a restrictive legend to that effect.

(g) No Material Misstatements. To Seller's knowledge, such Seller has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

(h) Indemnification. The representations, warranties and agreements of Sellers contained in this Section 3 shall be enforced, if at all, as a matter of Sellers' indemnity of Buyer. The rights and remedies of Buyer shall be exclusively those set forth in Section 8, below, and subject to the limitations of Section 8(c), including threshold damage amounts and notice requirements. Buyer hereby waives any right of action for breach of contract, breach of warranty or failure to fulfill any agreement or covenant contained in this
Section 3 except as asserted for indemnification purposes pursuant to Section 8 and agrees that Section 8 shall control any claim for such breach.

4. Representations and Warranties Concerning Eco-Air and Sub-Mex. To further induce Buyer to enter into this Agreement, the Sellers represent and warrant to Buyer that the following statements concerning the affairs of Eco-Air and Sub-Mex are true, correct and complete as of the date hereof:

(a) Organization, Standing and Qualification.

(i) Eco-Air is duly organized, validly existing and in good standing under the laws of the State of California and is authorized and qualified to own and operate its properties and assets and conduct its business in all jurisdictions where such properties and assets are owned and operated and such business conducted. Eco-Air has duly filed any and all certificates and reports required to be filed to date by the laws of California and any other applicable law. Eco-Air has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially adversely affect the business, properties, prospects, or its financial condition. Eco-Air is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(ii) Sub-Mex is a corporation duly organized, validly existing and in good standing under the laws of Mexico. Sub-Mex has all requisite corporate power and authority, licenses, permits and franchises to own, lease and operate its properties and assets in Tijuana, Mexico, and to carry on its business as currently conducted in Tijuana, Mexico. Sub-Mex operates as an inbound manufacturing corporation, and the Sub-Mex inventory and other tangible moveable assets have been temporarily imported into Mexico under the In-Bond Manufacturing Program of Mexico (commonly known as the "Maquiladora Program"). Sub-Mex has duly filed any and all certificates and reports required to be filed to date by the laws of the Republic of Mexico and any other applicable law. Sub-Mex has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially adversely affect the business, properties, prospects or its financial condition. Sub-Mex is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(b) Capitalization. As of the date of Closing, the authorized capital stock of Eco-Air consists of 2,500 shares of common stock, no par value, of which
879.5688 shares are issued and outstanding. The authorized capital stock of Sub-Mex consists of 1,000 ordinary shares with a nominal value of One Dollar ($1.00) per share all of which are issued and outstanding, and all of which are permitted to be held by non-Mexican nationals. All of the outstanding shares of common stock of Eco-Air and Sub- Mex were duly authorized and validly issued and are fully paid and nonassessable. Neither Eco-Air nor Sub-Mex have any treasury shares. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other rights, agreements or arrangements of any character or nature whatsoever relating to the issuance of Eco-Air or Sub-Mex common stock or other securities. No holder of any Eco-Air or Sub-Mex security is entitled to any preemptive or similar rights to purchase any Eco- Air securities.

(c) Subsidiaries. Other than the ownership of Sub-Mex, and except as set forth in Schedule 4(c), Eco-Air has no subsidiaries and no other investment in any entity. Eco-Air is not a participant in any joint venture, partnership or other similar arrangement.

(d) Stock Transfer Books. The stock transfer books and stock ledgers of Eco-Air and Sub-Mex are in good order, complete, accurate and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered except for Certificate No. 4 for one (1) share issued to Andrew
W. Willis on April 6, 1971, and Certificate No. 7 for one (1) share issued to Valerie and Carl Deilgat on May 7, 1971, which certificates have been canceled but not surrendered. No duplicate certificate has been issued at any time heretofore. Except as noted above, no transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly canceled and are attached to the proper stubs with all necessary stock powers attached thereto.

(e) Corporate Records. The minute books and other corporate record books of Eco-Air and Sub-Mex are in good order, substantially complete, accurate, up to date, with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors, including all actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of Eco-Air's Articles of Incorporation and Bylaws which have been delivered to Buyer are complete and correct, as amended, to the date of execution of this Agreement.

(f) No Defaults. Neither Eco-Air nor Sub-Mex is in default under or in violation of any provisions of their corporate organizational documents or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to their business.

(g) No Conflict. Except as set forth in Schedule 4(g), neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Eco-Air or the organizational documents of Sub-Mex or any law, rule, regulation, judgment, decree, order or other such requirement, or under any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which Eco-Air or Sub-Mex is a party or by which either company is bound, or to which any of their assets are subject, or result in the creation of any lien or encumbrance upon such assets.

(h) Consents and Approvals. The execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby do not require Eco-Air, Sub-Mex or Sellers to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, (ii) those which the failure to obtain or make would have no material adverse effect on the transactions contemplated hereby or on Eco-Air's business or financial condition, (iii) any filings required under the Securities Act, or any applicable state securities laws, and (iv) the notification requirements of the HSR Act.

(i) Related-Party Transactions. Except as set forth in Schedule 4(i), no employee, officer, or director of Eco-Air or Sub-Mex or member of his or her immediate family is indebted to Eco-Air or Sub-Mex, nor is Eco-Air or Sub-Mex indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. To the best of the Sellers' knowledge, none of such individuals has any direct or indirect ownership interest in any firm or corporation with which Eco-Air or Sub-Mex is affiliated or with which Eco-Air or Sub-Mex has a business relationship, or any firm or corporation that competes with Eco-Air or Sub-Mex, except that employees, officers, or directors of Eco-Air or Sub-Mex and members of their immediate families may own stock in publicly traded companies that may compete with Eco- Air or Sub-Mex. No member of the immediate family of any officer or director of Eco-Air or Sub-Mex is directly or indirectly interested in any material contract with Eco-Air or Sub-Mex, except as disclosed herein and on Schedule 4(i).

(j) Safety Laws. Neither Eco-Air nor Sub-Mex is in violation of any applicable statute, law or regulation relating to occupational health and safety (including, but not limited to OSHA and any similar state laws or Mexican law), and to the best of Sellers' knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

(k) Environmental Compliance.

(i) Definitions. As used in this Agreement:

(A) "Environmental Law" means any United States or Mexican federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or environmental conditions, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. S. 9601, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. S. 6901, et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. S. 2601, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. S. 11001, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. S. 1801, et seq.; the Clean Air Act, 42 U.S.C. S. 7401, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. S. 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. S. 300f, et seq.; the Solid Waste Disposal Act, 42 U.S.C. S. 3251, et seq.; and any other United States or Mexican federal, state or local law, statute, ordinance, or regulation now in effect or hereafter enacted which pertains to health, industrial hygiene, or the regulation or protection of the environment, including, without limitation, ambient air, soil, groundwater, surface water, and/or land use.

(B) "Hazardous Substance" means any material, waste, substance, pollutant, or contaminant which may or could pose a risk of injury or threat to the health of the environment, including, without limitation:

(1) Those substances included within the definitions of "hazardous substance," "hazardous waste," "hazardous material," "toxic substance," "solid waste," or "pollutant or contaminant" in, or otherwise regulated by any Environmental Law;

(2) Those substances listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101, including appendices and amendments thereto), or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(3) Such other substances, materials, or wastes which are or become regulated or classified as hazardous or toxic under federal, state, or local laws or regulations; and

(4) Any material, waste, or substance which is (i) petroleum or refined petroleum products; (ii) asbestos in any form; (iii) polychlorinated biphenyls;
(iv) flammable explosives; (v) radioactive materials; or (vi) radon.

Any reference in this paragraph to statutory or regulatory sections shall be deemed to include any amendments thereto and any successor sections.

(ii) Environmental Representations.

(A) All property owned, leased or occupied by Eco-Air or Sub-Mex (the "Property") is free from, and to Sellers' knowledge, has always been free from, Hazardous Substances, and is not now, and to Sellers' knowledge, has never been in violation of any Environmental Law. Eco-Air has not caused or allowed the use, generation, manufacture, production, treatment, storage, release, discharge, or disposal of any Hazardous Substances on, under, or about the Property, and has not caused or allowed the transportation to or from the Property of any Hazardous Substance.

(B) There are not now, and to Sellers' knowledge, have never been, any buried or partially buried storage tanks located on the Property.

(C) Eco-Air has received no warning, notice of violation, administrative complaint, judicial complaint, or other formal or informal notice alleging that conditions on the Property or adjacent property are or have been in violation of any Environmental Law, or informing Seller that the Property is subject to investigation or inquiry regarding the presence of Hazardous Substances on or about the Property or the potential violation of any Environmental Law.

(D) Eco-Air is not aware of any facts or circumstances which could give rise to a violation of any Environmental Law.

(E) No environmental lien in favor of any governmental entity has attached to any of the Property.

(iii) Archeological Matters. To the best of Sellers' knowledge, there are no historical or archeological materials or artifacts of any kind or any Indian ruins of any kind located on the Property.

(iv) Endangered Species Act. To the best of Sellers' knowledge, no part of the Property is "critical habitat" as defined in the Federal Endangered

Species Act, 16 U.S.C. S. 1531 et seq., as amended, or in regulations promulgated thereunder, nor are any "endangered species" or "threatened species" located on the Property, as defined therein.

(v) Remedial Work. If, as a result of acts or circumstances occurring or existing prior to the Closing, any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is necessary under any Environmental Law or any judicial or consent order, or by any governmental or non-governmental entity or person because of, or in connection with, the violation or possible violation of any Environmental Law, or the presence, suspected presence, release, or suspected release of a Hazardous Substance in or into the air, soil, groundwater, or surface water at, on, about, under or within the Property (or any portion thereof), other than in compliance with applicable law, Buyer may elect to terminate this Agreement without liability to either party, unless such Remedial Work was known to Sellers, in which case Buyer may elect to require that Sellers will promptly commence, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work unless Buyer elects to perform the Remedial Work itself. All Remedial Work will be performed by one or more contractors and/or consulting engineers, approved in advance in writing by Buyer and under the supervision of one or more consulting engineers approved in advance in writing by Buyer. All costs and expenses of such Remedial Work, whether undertaken by Buyer or Sellers, will be paid by Sellers including, without limitation, the charges of such contractors and the consulting engineers, and Buyer's reasonable fees and costs, including attorneys' fees incurred in connection with monitoring or review of such Remedial Work. Unless Buyer has elected to perform the Remedial Work, if Sellers fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Buyer may, but will not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall be paid by Sellers. In connection with any claim by Buyer for Remedial Work to be done under this paragraph, or for any reimbursement for work so done by Buyer, Buyer must demonstrate by a preponderance of evidence that the act or circumstance requiring such Remedial Work occurred prior to Closing.

(vi) Environmental Indemnity. In addition to the indemnity contained in Section 8 hereof, but subject to the limitations therein, each Seller will indemnify and hold harmless Buyer for, from, and against any and all damages, losses, claims, deficiencies, liabilities, costs and expenses, including Remedial Work and attorneys' fees (collectively "Claims") directly or indirectly arising out of or attributable to any breach of the representations and warranties set forth in this Section 4(k), except that the liability of Sellers for the representations and warranties of Section 4(k)(ii)(A), above, shall be limited to Hazardous Substances originating during the occupancy of Eco-Air or Sub-Mex on the portion of the Property affected.

(A) For the purposes of this Environmental Indemnity Section only, and notwithstanding the amounts set forth in Section 8(c)(i), Sellers shall not be liable to Buyer for the first $25,000 of Claims related hereto.

(B) This indemnification obligation includes, without limitation (i) all consequential damages; and (ii) the costs of any required or necessary investigation, analyses, repair, cleanup, detoxification, testing or monitoring of the Property and the preparation and implementation of any closure, remedial, or other required plans. This indemnity shall survive the Closing or the cancellation of this Agreement and shall continue thereafter so long as Buyer is subject to any possible claim or threatened, pending, or completed action, suit or proceeding, whether civil, criminal, or investigative, regarding the health, industrial hygiene, or environmental conditions on, under, or about the Property and included within the coverage of this Section 4(k)(vi); provided, however, Buyer and its affiliated companies shall take full advantage of any fund or insurance that may reduce the damage to Buyer and that Buyer shall take reasonable action to mitigate its damages.

(l) Compliance With Law. To the best of Sellers' knowledge, none of the directors, officers, fiduciaries, agents or employees of Eco-Air or Sub-Mex is in material violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to the business of Eco-Air or Sub-Mex. Upon receipt of FTC approval under the HSR Act, consummation of the transactions contemplated hereby, will not violate laws, rules, regulations or requirements applicable to Eco-Air or Sub-Mex of any governmental authorities, nor will consummation of such transactions require any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

(m) Financial Statements. The audited financial statements of Eco-Air and Sub-Mex for the periods ending March 31, 1996 and March 31, 1997, attached hereto as Schedule 4(m) (the March 31, 1998 audited financial statements will be attached at Closing) (collectively the "Financial Statements"), are correct and complete and fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Eco-Air and Sub-Mex as of the dates described therein, all in accordance with GAAP consistently applied. The books and records of Eco-Air are complete in all material respects and are in an auditable condition such that a complete audit of Eco-Air and Sub-Mex can be performed as of the Closing without unreasonable cost or expense.

(n) Properties and Assets. Unless under Two Thousand Dollars ($2,000), or except as set forth in Schedule 4(n), the properties and assets presently owned by Eco-Air and Sub-Mex and shown on the respective books and records include all properties and assets of every kind, class and description, real and personal, tangible and intangible, known and unknown, used in the business of Eco-Air and Sub-Mex and necessary to the conduct of its business as presently conducted. Eco-Air and Sub-Mex have good and indefeasible title to and possession of all such known properties and assets, free and clear of all liens, claims, security interests, encumbrances, restrictions and rights, title and interests in others, and there are no existing agreements, options or commitments or rights with, to or in any third party to acquire any of the properties or assets of Eco-Air and Sub-Mex or any interest therein, except for those entered into in the ordinary course of business and not materially adversely affecting the properties, assets or rights of Eco-Air and Sub-Mex. The assets of Eco-Air and Sub-Mex on the Closing date shall include all of the assets described hereinabove or otherwise reflected on the Financial Statements, adjusted only for inventory and other assets acquired or disposed of in the ordinary course of business after March 31, 1998, and before the Closing date.

(o) Accounts Receivable. All accounts receivable of Eco-Air that are reflected on the latest Financial Statements or on the accounting records of Eco-Air as of Closing (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of Eco-Air. Unless paid prior to Closing, the Accounts Receivable are or will be as of the Closing date current and collectible net of the respective reserves shown on the latest Financial Statements or on the accounting records of Eco-Air, provided to Buyer as of the Closing (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of Closing, will not represent a greater percentage of the Accounts Receivable as of the Closing than the reserve reflected in the latest Financial Statements and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, one hundred percent (100%) of the Accounts Receivable either have been or will be collected in full, without any set-off, not later than one hundred fifty (150) days after the day on which they first become due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 4(o) contains a complete and accurate list of all Accounts Receivable as of the date of the latest Financial Statements, which list sets forth the aging of such Accounts Receivable. In the event a claim is made for indemnity based on this Section 4(o), upon payment by Sellers for such claim, Buyer and Eco-Air shall immediately assign all rights to Sellers in and to the accounts which are the basis for the claim with the rights to sue or otherwise act to collect such accounts.

(p) Leases. Eco-Air and Sub-Mex enjoy exclusive, peaceful and undisturbed possession under all equipment, real property, personal property, or other leases to which they are a party. All such leases are identified in the books and schedules of Eco-Air, are valid and enforceable against Eco-Air and Sub-Mex in accordance with their terms, and no party thereto is in default thereunder.

(q) Inventory. All inventory of Eco-Air and Sub-Mex, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of Eco-Air and Sub-Mex as of Closing, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Eco-Air and Sub-Mex.

(r) Intellectual Property. Eco-Air owns all copyrights, rights of reproduction, trademarks, trade names, trademark applications, service marks, patent applications, patents, and patent license rights necessary to the operation of its business, although Eco-Air has not acquired by license or registration any of the foregoing. Eco-Air has full rights of use for all unregistered trademarks and service marks in connection with the goods and services identified by such marks and the use of such marks in connection with its goods and services does not infringe on any third party rights in any market area where Eco-Air has conducted business. Eco-Air also owns or has acquired by license or otherwise all U.S. or foreign, inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in or necessary for the conduct of its business as presently conducted (collectively the "Proprietary Rights"), without conflict or infringement in any material respect of any patent, copyright, trade secret or other lawful proprietary right of any other party, and subject to no restriction, lien, encumbrance, right, title or interest in others, and no claim is pending or, to the best knowledge of the Seller and Eco-Air, threatened to the effect that the operations of Eco-Air infringe upon or conflict with the asserted rights of any other person under any Proprietary Right, and there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best knowledge of Seller and Eco-Air, threatened to the effect that any such Proprietary Rights owned or licensed by Eco-Air, or which Eco-Air otherwise has the right to use, is invalid or unenforceable by Eco-Air, and there is no reasonable basis for any such claim (whether or not pending or threatened). All of the foregoing Proprietary Rights that are not in the public domain stand solely in the name of Eco-Air and not in the name of any stockholder, director, officer, agent, partner or employee or anyone else known to Seller, and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. Eco-Air has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of Eco-Air.

(s) Material Contracts. Except as disclosed on Schedule 4(s), or as reflected in the Financial Statements for the periods such were in effect, neither Eco-Air nor Sub-Mex have any material obligations, contracts, commitments and agreements, whether oral or written, to which Eco- Air is a party or by which any of its assets are bound that are in existence as of the date hereof and are material to Eco-Air or the operation of its business (the "Material Contracts"). As used in this Agreement, the term "Material Contracts" shall include, but not be limited to, whether oral or written, all (i) contracts or commitments entered into out of the ordinary course of business; (ii) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (iii) collective bargaining agreements or other contracts or commitments to or with labor unions or other employee groups; (iv) leases, contracts, or commitments affecting ownership of, title to, use of or any interest in real property, or any leases or similar arrangements for use by Eco-Air of personal property involving payments in excess of $15,000 per annum; (v) bank credit, factoring and loan agreements, promissory notes and other documents representing indebtedness for borrowed money, together with any other agreements or instruments securing or otherwise pertaining to the obligations evidenced thereby; (vi) guarantees by Eco-Air of the obligations of any other person; and (vii) covenants not to compete given or received by Eco-Air, any shareholders of Eco-Air or Sub-Mex which in any way related to the business of Eco-Air.

(t) No Undisclosed Liabilities. There are no material liabilities or obligations of Eco-Air or Sub-Mex, including, without limitation, contingent liabilities for the performance of any obligation, except for (i) liabilities or obligations which are disclosed or fully provided for in the Financial Statements, (ii) liabilities or obligations disclosed in this Agreement or in any exhibit or schedule to this Agreement, and (iii) liabilities not in excess of $5,000 individually or $25,000 in the aggregate.

(u) Litigation. Except as set forth in Schedule 4(u), there are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator of which a Seller or Eco-Air has received notice, pending, or to Sellers' knowledge, threatened, anticipated or contemplated, which, if decided against Eco-Air or Sub-Mex, would have a material adverse effect on its business or financial condition, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations which in any way affect Eco-Air or Sub-Mex or their properties or assets or to which it is or may become a party. There are no claims against Eco-Air or Sub-Mex of which a Seller or Eco-Air has received notice, pending, or to Sellers' knowledge threatened, anticipated, or contemplated which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein. Sellers agree that they shall indemnify Buyer for the litigation matters identified in Schedule 4(u), including providing defense with San Diego counsel acceptable to the parties at Sellers' cost, and such indemnification will not be subject to the limitations for threshold damages set forth in Section 8(c)(i). In consideration of such indemnification, there shall be no purchase price adjustment pursuant to Section 1(d) for such litigation matters.

(v) Taxes. (i) Each of Eco-Air and Sub-Mex has duly filed all United States and Mexican federal, state, local and other tax returns and reports required to be filed by it or them on or prior to the date hereof with respect to all taxes withheld by or imposed upon it or them; (ii) all such returns or reports reflect in all material respects the liability for such taxes of Eco-Air and Sub-Mex as computed therein for the periods indicated, and all taxes shown on such returns or reports and all assessments received by Eco- Air and Sub-Mex have been paid, or fully reserved for, to the extent that such taxes have become due; (iii) there are no waivers or agreements by Eco-Air or Sub-Mex for the extension of time for the assessment of such taxes; and (iv) there are no material questions of taxation which are, as at the date hereof, the subject of dispute with any taxing authority. With respect to any period through the date hereof for which tax returns have not yet been filed, or for which taxes are not yet due or owing, Eco-Air and Sub-Mex have made adequate reserves, determined in accordance with GAAP (or its equivalent in Mexico), for all liabilities for taxes as set forth in its financial statements. Neither Eco-Air nor Sub-Mex is presently the subject of any tax audit by any taxing authority.

(w) Employment Contracts. Neither Eco-Air nor Sub- Mex have any written contracts of employment with any of their shareholders, employees or sales representatives, and no verbal contracts of employment which cannot be terminated without default by Eco-Air or Sub-Mex on thirty (30) days notice, except as disclosed in Section 4(s).

(x) Personnel Matters. As of the date of Closing, the employees of Eco-Air and Sub-Mex shall only include the individuals listed in the documents made available to Buyer in its due diligence and such individuals' respective accrued vacation benefits consist of unpaid vacation and sick leave as booked by Eco-Air according to such documents. Any and all severance benefits owed to terminated employees have been paid in full by Eco- Air or Sub-Mex prior to Closing other than the provisions of the Settlement Agreement dated May 5, 1993 with Carl Deilgat and the Deilgat Stock Purchase Agreement.

(y) Employee Restrictions. To Sellers' knowledge, no employee of Eco-Air or Sub-Mex is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Eco-Air or Sub-Mex. Employees may be subject to trade secret confidentiality agreements.

(z) Eco-Air Labor Matters. Eco-Air is a party to a collective bargaining agreement dated December 1, 1995 between Eco-Air and Teamsters, Chauffeurs,

Warehousemen & Helpers, Local No. 542, and is in compliance with all aspects of such agreement.

(aa) Sub-Mex Labor Matters. Sub-Mex (i) is registered with the Mexican Institute of Social Security and with the Worker's Housing Fund Institute and is current with all dues, assessments and other payments required to be made by it, and
(ii) has made all contributions for retirement insurance on behalf of its employees as required by Mexican law. Sub-Mex is in compliance with all federal or state Mexican law respecting employment and employment practices, terms and conditions of employment and wage and hour regulations, and is not engaged in any unfair labor practice as determined under Mexican law.

(bb) Employee Benefit Plans.

(i) Identification. Schedule 4(bb) contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or equivalent Mexican law) (A) sponsored by Eco-Air or Sub-Mex, (B) to which Eco-Air or Sub-Mex contributes on behalf of its employees, (C) with respect to which Eco-Air or Sub-Mex participates on behalf of its employees, or
(D) previously sponsored or contributed to by Eco-Air or Sub-Mex on behalf of its employees within the three years (3) preceding the date hereof. Each of the Employee Benefit Plans can be terminated or amended at will by Eco-Air or Sub-Mex, with no unfunded liability. No unwritten amendment exists with respect to any Employee Benefit Plan.

(ii) Compliance. Each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any governmental authority, except a request for a letter of determination on the tax qualified status of the Eco-Air 401(k) Employee Stock Ownership Plan and Trust, as amended, has been filed with the Internal Revenue Service on January 5, 1998, and as of the date of this Agreement is still pending. No prohibited transactions (within the meaning of Section 4975 of the Internal Revenue Code or equivalent Mexican law or regulation) have occurred with respect to any Employee Benefit Plan, except for the purchase of shares by the ESOP from Carl Deilgat which is an exempt prohibited transaction under IRC Section 4975(d). No pending or, to the knowledge of Sellers, threatened claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

(iii) Qualification. A favorable determination letter or ruling has been received from the Internal Revenue Service as to the current qualified status of each Employee Benefit Plan of Eco-Air intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code and/or tax-exempt within the meaning of Section 501(a) of the Code, except a request for a letter of determination on the tax qualified status of the Eco-Air 401(k) Employee Stock Ownership Plan and Trust, as amended, has been filed with the Internal Revenue Service on January 5, 1998, and as of the date of this Agreement is still pending. No proceedings exist or, to Sellers' knowledge, have been threatened against Eco-Air that would result in the revocation of any such favorable determination letter or ruling.

(iv) Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code or equivalent Mexican law or regulation), whether waived or unwaived, exists with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan of Eco-Air subject to Title IV of ERISA, the assets of each such plan are at least equal to the liabilities that result if all employees were fully vested and terminated employment and the plan is terminated as of the Closing. With respect to each Employee Benefit Plan of Eco-Air described in Section 501(c)(9) of the Internal Revenue Code, the assets of such plan are at least equal in value to the benefit liabilities under such plan as of the date hereof.

(v) Multi-employer Plans. Eco-Air has never been obligated to contribute to a Multi-employer plan within the meaning of Section 3(37) of ERISA.

(vi) PBGC. No facts or circumstances exist that would result in the imposition of liability against Buyer by the Pension Benefit Guaranty Corporation as a result of any act or omission by Eco-Air. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

(vii) Retirees. Neither Eco-Air nor Sub-Mex have any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of their employees who may retire or any of their former employees who have retired from employment with Eco-Air or Sub-Mex, including those receiving disability benefits other than as required by COBRA.

(cc) Sub-Mex Manufacturing. All manufacturing done by Sub-Mex is performed in a free trade zone. There are no duties, levies, taxes or other charges due and payable, or assessable, by reason of the exportation by Eco-Air, on a temporary basis, to

Sub-Mex of parts and materials for assembly and manufacture or by reason of the delivery by Sub-Mex to Eco-Air of finished products and/or subassemblies, except as set forth in the Financial Statements and except for the claim noted in
Schedule 4(u).

(dd) No Adverse Change. Since March 31, 1998, there has not been:

(i) any material adverse change in the properties, assets, business, affairs, material contracts or prospects of Eco-Air or Sub-Mex and, to Sellers' knowledge, no such changes currently are threatened, anticipated or contemplated;

(ii) any actual or, to Sellers' knowledge, threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority, which has affected or may hereafter affect the properties, assets, business, affairs, contracts or prospects of Eco-Air or Sub-Mex;

(iii) any material and adverse dispute pending or, to Sellers' knowledge, threatened, anticipated or contemplated, of any kind with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of Eco-Air or Sub-Mex, or any pending or, to Sellers' knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any material reduction in the amount, or any change in the terms or conditions, of business with any substantial customer, supplier or source of financing;

(iv) any pending or, to Sellers' knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to the business of Eco-Air or Sub-Mex and materially and adversely affecting its properties, assets, business, affairs or prospects; or

(v) any material reduction of capital, or any redemption of stock or dividend or distribution by Eco-Air, although the parties are aware that a bonus has been approved by the Eco-Air Board of Directors for Leonard Fetcho, which bonus has been approved by Buyer and clerical bonuses as have been approved by Buyer in the amount of $50,000.

(ee) Discrimination. Neither Eco-Air nor Sub-Mex have received any written claim of any unfair labor practice or illegal discrimination on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. To Sellers' best knowledge, Eco-Air has not engaged in any unfair labor practice or illegal discrimination on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices, except as set forth in Schedule 4(u).

(ff) Disputes and Charges. There are no existing or, to Sellers' best knowledge, threatened disputes, grievances, harassment charges, controversies or other employment or labor troubles affecting Eco-Air or Sub-Mex.

(gg) Certain Payments. Neither Eco-Air nor Sub-Mex, nor any director, officer, agent or employee of Eco-Air or Sub-Mex, or to the best knowledge of Eco-Air, Sub-Mex and Sellers, any other person associated with or acting for or on behalf of Eco-Air or Sub-Mex, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business,
(B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of Eco-Air or Sub-Mex, or (D) in violation of any legal rule or regulation, (ii) established or maintained any fund or asset that has not been recorded in the books and records of Eco- Air or Sub-Mex.

(hh) Adequacy of Information Systems; No Adverse Warranties. By the year ending December 31, 1998, each component of the management information and operating systems of Eco-Air and Sub-Mex relating to or supportive of either companies' sales, accounting, inventory, distribution, and other material systems and operations, including all hardware and software relating thereto (collective "MIS Systems"), will be adequate to support the present business operations of such companies. To the best of Sellers' knowledge, without limiting the generality of the foregoing, the MIS Systems (i) include design, function, and performance capabilities such that the MIS Systems will not abnormally end or have invalid or incorrect results from and/or performance or functional degradation because of the then-current date; (ii) design and function ensure year 2000 functionality and include, without limitation, date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the then current century; and (iii) except as noted above, Sellers have been assured by Eco-Air consultants that the systems will be or are otherwise year 2000 date compliant with present capability to implement year 2000 century date conversion without material additional cost or devotion of management, employees, or other resources, and will suffer no material adverse disruption resulting from such date conversion. Neither Eco-Air nor Sub-Mex has made or provided warranties or guaranties, or other assurances express or implied, to any other person that any products or services sold or provided by either company are year 2000 date compliant in any respect or that the products or services will not or are not likely to experience year 2000 century recognition or functionality difficulties.

(ii) Accuracy of Information Furnished. Sellers have not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading the representations, warranties and agreements set forth herein, or in any Exhibit hereto or certificate or other document furnished in connection herewith.

(jj) Indemnification. The representations, warranties and agreements of Sellers contained in this Section 4 shall be enforced, if at all, as a matter of Sellers' indemnity of Buyer. The rights and remedies of Buyer shall be exclusively those set forth in Section 8, below, and subject to the limitations of Section 8(c), including threshold damage amounts and notice requirements. Buyer hereby waives any right of action for breach of contract, breach of warranty or failure to fulfill any agreement or covenant contained in this
Section 4 except as asserted for indemnification purposes under Section 8 and agrees that Section 8 shall control any claim for such breach.

5. Representations, Warranties and Agreements of Buyer. Buyer represents and warrants to and agrees with the Sellers that:

(a) Organization, Standing and Qualification. Buyer is duly organized and validly existing and in good standing under the laws of the State of North Carolina, and is authorized and qualified to own and operate its properties and assets and conduct its business in all jurisdictions where such properties and assets are owned and operated and such business conducted.

(b) Authority. Buyer has full right, power and authority to execute, deliver and perform the terms of this Agreement. This Agreement has been duly authorized by Buyer and constitutes a binding obligation of Buyer, enforceable in accordance with its terms.

(c) Compliance with Law. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of Buyer's Articles of Incorporation or Bylaws, any law, rule, regulation, judgment, decree, order or other such requirement, or any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which it is a party or by which it is bound, or to which its assets are subject.

(d) Shares Purchased for Investment. Buyer is acquiring the Eco-Air Shares for its own account for investment purposes and not with a view to or in connection with, any distribution thereof within the meaning of the Securities Act.

(e) Flanders Shares. The Flanders Shares distributed to Sellers, if any, will be duly authorized, validly issued, fully paid and non- assessable, will not have been issued in violation of the preemptive rights of any Flanders' shareholder, will be identical to all other shares of Flanders common stock, and, in the hands of Sellers, will have all the rights, privileges and preferences accorded to all other holders of shares of Flanders common stock.

(f) Cash Payment. Buyer currently has or has immediate access to sufficient funds with which to pay the Cash Payment.

(g) Employment Contracts and Options. Buyer has full right, power and authority to execute and deliver, and to perform its obligations under, each of the employment contracts attached as Schedule 5(g) hereto (the "Employment Contracts"). Each of the Employment Contracts has been duly authorized by Buyer and, upon its execution thereof, will constitute a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, preference, fraudulent conveyance or other similar laws and regulations now or hereafter in effect relating to or limiting creditors' rights generally or the enforcement of specific rights provided for in agreements, general principles of equity and/or the discretion of the court governing or limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the application of principles of public policy underlying any such laws and regulations.

(h) Consents and Approvals. Assuming the receipt of FTC approval of compliance with the HSR Act, the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not require Buyer to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, or (ii) those which the failure to obtain or make would not have a material adverse effect on the transactions contemplated hereby or on Buyer's business.

(i) Location of Business. It is Buyer's current intention that, for a period of at least two (2) years following the Closing, Eco-Air will remain a separate subsidiary corporation of Buyer and that the business and operations of Eco-Air will continue to be conducted at its present location.

(j) Warranty of Good Faith. Buyer shall take no action that would impede or hinder the ability of Eco-Air to meet the performance criteria of Section 1(c), above, including but not limited to (i) reorganization of Eco-Air such that Buyer or its affiliates obtain benefit from the Eco-Air entity to the detriment of the Shareholders, (ii) assignment of Leonard Fetcho such that he cannot contribute adequate leadership to give Eco- Air every opportunity to meet the performance criteria, or (iii) any change in the executive management of Eco-Air which would have a negative impact on the operations of Eco-Air, including but not limited to, the collection of accounts receivable.

(k) Agreement of Buyer to Maintain Trust. On or prior to Closing, Eco-Air shall execute an Amendment converting the Eco-Air 401(k) Employee Stock Ownership Plan and Trust into the Eco-Air Profit Sharing Plan and Trust (the "Plan"). Such Plan shall be "frozen" as of May 15, 1998. Notwithstanding the above, or anything else in this Agreement to the contrary, Buyers agree that they shall maintain the frozen Plan for a period of sixty-six (66) months from the date of Closing, provided that all costs of such Plan shall be paid by the Plan and not Eco-Air. Buyer agrees that no participant distributions shall be made from the Plan representing proceeds from the sale of Eco-Air Shares sold by the Plan, prior to the end of thirty-six (36) months from the date of the Closing, except as required by the Internal Revenue Code and/or the Employee Retirement Income Security Act of 1974, as amended, including, but not limited to, the requirements of Section 401(a)(9) of the Internal Revenue Code relating to the minimum required distributions. Buyer shall have no obligation to contribute to the Plan, and shall be permitted to pay all reasonable and necessary expenses of Plan administration from the Plan. Nothing contained in this paragraph shall prevent the distribution of any other portion of the Plan, inclusive of employee salary deferrals, company-matching contributions, and any other portion of a participant's account, representing discretionary employer contributions, except such portion of the participant's account represented by the proceeds from the sale of the Eco-Air Shares provided for in this Agreement. After sixty-six (66) months from the date of Closing has elapsed, the Buyer shall be permitted to distribute in full the remaining account balances of the participants including any additional consideration received by the Plan attributable to the sale of Eco-Air Shares pursuant to this Agreement.

6. The Closing. Subject to the audit and the purchase price adjustments set forth in Section 1(d) above, the closing of the purchase and sale of the Eco-Air Shares shall take place at the offices of Buyer on the later to occur of May 15, 1998 or the date on which the parties receive FTC approval under the HSR Act, or at such other time or place as shall be fixed by the mutual consent of the parties (the "Closing").

7. Conditions of Buyer's and Sellers' Performance.

(a) Buyer's Conditions. The obligation of Buyer to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Buyer in writing, of each of the following conditions:

(i) All the Sellers shall have executed this Agreement;

(ii) All of the Sellers shall have executed and delivered the Closing Escrow Agreement;

(iii) Sellers shall have delivered to the Buyer the Eco-Air Shares;

(iv) Buyer's Board of Directors shall have approved the transactions contemplated by this Agreement;

(v) Buyer, Seller, Eco-Air and Sub-Mex shall be in compliance with all applicable laws, including without limitation, federal and state security laws;

(vi) No action or proceeding against Eco-Air or Sub-Mex shall have been instituted before a court or other governmental body, or shall have been threatened which, if successful, will prohibit the consummation or require substantial rescission of the transactions contemplated by this Agreement;

(vii) Buyer shall have received copies of any necessary consents and approvals of governmental agencies, lenders, lessors and other third parties, including FTC approval under the HSR Act;

(viii) Since March 31, 1998, there shall have been no material change in the financial condition, business or properties of Eco-Air which adversely affects the conduct of its business as presently being conducted or the condition, financial or otherwise, of Eco-Air and no additional substantial liabilities of Eco-Air shall have been incurred except as noted herein;

(ix) Buyer, Seller, and Eco-Air shall have taken all corporate and shareholder action necessary to authorize and consummate the transactions contemplated by this Agreement;

(x) Buyer and Seller shall have received assurances satisfactory to each regarding the tax, accounting and legal aspects of the proposed transaction;

(xi) All Sellers shall have canceled any notes payable from Eco-Air or Sub-Mex to any Sellers or such Seller's affiliates, and Buyer shall be furnished with written evidence thereof, except for the Promissory Note(s) dated October 24, 1996, in favor of the O'Brien Family Trust, which shall be paid by Eco-Air contemporaneously with the Closing;

(xii) All notes or other debts of Sellers or their affiliates owed to Eco-Air or Sub- Mex shall be paid contemporaneously with the Closing and Buyer shall be furnished with written evidence thereof;

(xiii) Buyer shall have received written evidence of any and all loan(s) of Eco-Air and Sub-Mex which are outstanding;

(xiv) Buyer shall have received from Leonard Fetcho and William O'Brien fully executed Employment Contracts in a form acceptable to the parties.

(xv) Sellers shall deliver to Buyer at Closing certificates of search of the Uniform Commercial Code for filings against Eco-Air in standard form. Such certificates shall show searches of filings with respect to Eco-Air and all names under which Eco-Air has conducted its business, including any subsidiaries thereof;

(xvi) The representations and warranties of the Sellers contained in this Agreement or in any certificate or document delivered to Buyer pursuant hereto shall be deemed to have been made on May 7, 1998 and again at the Closing and shall then be true in all material respects; Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; Sellers shall not be in default under any of the provisions of this Agreement; and Buyer shall have been furnished with one or more closing certificates of Sellers dated as of the Closing date, in substantially the form of Schedule 7(a)(xvi) certifying (A) to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements, (B) that no material change has occurred in Eco-Air's Financial Statements since March 31, 1998, except as noted herein, (C) that the representations and warranties set forth in this Agreement are true and correct as of May 7, 1998 and as of Closing, and (D) that neither Eco-Air nor any of the Sellers is a party to any litigation or has knowledge of any claim, brought or threatened, seeking to recover damages from Eco-Air or to prevent Eco-Air or Sellers from continuing to use Eco-Air assets or to conduct business in the manner as the same were used or conducted prior thereto, except as provided herein and in Schedule 4(u);

(xvii) Buyer shall have received a legal opinion of Sellers' counsel in the form set forth in Schedule 7(a)(xvii), dated as of the Closing date;

(xviii) Buyer shall have received summaries of the accounts payable and accounts receivable of Eco-Air, dated not later than five (5) days prior to Closing and not materially different from those dated March 31, 1998, except for changes occurring in the ordinary course of Eco-Air's business;

(xix) Buyer shall have received the resignations of such directors and officers of Eco-Air as Buyer shall request;

(xx) Buyer shall have approved the list of Eco-Air and Sub-Mex personnel and their respective salaries;

(xxi) Buyer shall have received a certificate, issued by the office of the Secretary of State of the State of California as of a date not more than five
(5) business days before the Closing, stating that Eco-Air is in good standing in the State of California;

(xxii) Sellers shall have executed and delivered such other documents, instruments, certificates or agreements as shall be reasonably necessary to consummate this transaction;

(xxiii) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Snell & Wilmer, legal counsel for Buyer;

(xxiv) Sellers shall have completed (and delivered a copy to Buyer) a Phase 1 environmental survey or its Mexican equivalent for the Property, including but not limited to, the properties located in San Diego, California, Hayward, California, Santa Fe Springs, California, Phoenix, Arizona, and Mexico showing such properties are free from any violation of any Environmental Laws or are otherwise acceptable to Buyer before the disbursement of the Escrowed Funds;

(xxv) Valerie Deilgat and J.D. Deilgat shall have executed non-competition agreements in substantially the form set forth in Schedule 7(a)(xxv);

(xxvi) Sellers shall have converted the Eco-Air Products, Inc. 401(k) Employee Stock Ownership Plan and Trust Agreement into a profit sharing plan with no contribution or funding obligation; and

(xxvii) Sellers shall have amended the collective bargaining agreement dated December 1, 1995, between Eco-Air and Teamsters, Chauffeurs, Warehousemen & Helpers, Local No. 542, to allow the union members to participate in Flanders Corporation 401(k) Salary Savings Plan.

(b) Sellers' Conditions. The obligation of Sellers to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Sellers in writing, of each of the following conditions:

(i) Buyer shall have executed this Agreement;

(ii) Buyer shall have executed and delivered the Closing Escrow Agreement;

(iii) Buyer shall have executed Employment Contracts with Leonard Fetcho and William O'Brien in a form acceptable to the parties;

(iv) Sellers shall have received a legal opinion of counsel to Buyer in the form set forth in Schedule 7(b)(iv), dated as of the Closing.

(v) At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement;

(vi) Buyer shall not be in default under any of the provisions of this Agreement; and Sellers shall have been furnished with one or more closing certificates of Buyer dated as of the Closing date, in substantially the form of
Schedule 7(b)(vi) certifying (A) to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements, (B) that the representations and warranties set forth in this Agreement are true and correct as of May 7, 1998 and as of the Closing, and (C) that Buyer is not a party to any litigation and has no knowledge of any claim, brought or threatened, seeking to prevent Buyer from entering into this Agreement or consummating the transactions contemplated hereby;

(vii) The representations and warranties of Buyer contained in this Agreement or in any closing certificate or document delivered to Sellers pursuant hereto shall be deemed to have been made on May 7, 1998 and again at the Closing and shall then be true in all material respects; Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

(viii) Buyer shall have executed and delivered such other documents, instruments, certificates or agreements and shall have taken such other actions as, in the opinion of legal counsel to Sellers, shall be reasonably necessary to consummate this transaction; and

(ix) Buyer shall have caused Eco-Air to pay at the Closing the loans owed to William O'Brien as provided herein.

8.  Indemnification.

(a) General Indemnification Obligation of Each Seller. From and after the Closing, each Seller will indemnify and hold harmless Buyer and its successors and assigns (an "Indemnified Buyer Party") against and in respect of:

(i) Damages. Any and all damages, losses, deficiencies, liabilities, costs and expenses (collectively, "Damages") incurred or suffered by the Indemnified Party that result from, relate to or arise out of:

(A) Any and all liabilities and obligations of Eco-Air of any nature whatsoever, in existence as of the Closing, except for those liabilities and obligations of Eco-Air set forth in the Financial Statements or schedules to this Agreement;

(B) Any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against an Indemnified Buyer Party or Eco-Air that relate to a Seller or Eco-Air to the extent that the event giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of any Seller, Eco-Air, or any director, officer, employee, agent, representative or subcontractor of Eco-Air, except for those set forth in the Financial Statements or schedules to this Agreement; or

(C) Any material misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or from any material misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Buyer pursuant hereto; and

(ii) Actions. Any and all actions, suits, claims, proceedings, investigations, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) (collectively, "Actions") incident to any of the foregoing.

(b) General Indemnification Obligation of Buyer. From and after the Closing, Buyer will reimburse, indemnify and hold harmless Sellers and their successors and assigns (an "Indemnified Seller Party") against and in respect of:

(i) Damages. Any and all Damages incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Buyer under this Agreement or any other document delivered by Buyer pursuant to this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Sellers pursuant hereto or thereto; and

(ii) Actions. Any and all Actions incident to any of the foregoing or to the enforcement of this Section 8(b).

(c) Limitation of Indemnity. Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Sellers shall be liable to the other under this
Section 8 for:

(i) Dollar Amounts. Damages or Actions in an amount less than $10,000 in connection with any claim hereunder relating to a single occurrence or event, or for Damages or Actions in an aggregate amount less than $100,000 in connection with all claims hereunder;

(ii) Failure of Notice. Any claim for which either party has not received a Claim Notice (as defined below) from the other on or before a date three (3) years following the Closing;

(iii) Amounts Previously Covered. Any reduction in the purchase price pursuant to Section 1(d), to the extent the factors resulting in such reduction also constituted a breach of a representation or warranty of Sellers of this Agreement, but only to the extent of such reduction.

(d) Several Liability. Notwithstanding anything in this Agreement to the contrary, in case of any liability hereunder, each Seller shall be liable in proportion to the respective share of each Seller to the total purchase price and only to the extent of consideration actually received by each such Seller.

(e) Method of Asserting Claims, Etc. In the event that any claim or demand is asserted against or sought to be collected from any party hereto (an "Indemnified Party") by a third party, the Indemnified Party shall promptly notify the party from which indemnification is sought pursuant to Sections 8(a) or 8(b) above (the "Indemnifying Party") of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have twenty (20) days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party, (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand.

(i) Dispute of Liability. If the Indemnifying Party disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim or demand as provided herein), such dispute shall be resolved in accordance with Section 8(g) hereof. Pending the resolution of any dispute by the Indemnifying

Party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Party.

(ii) Defense. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claims or demand, then, provided: (i) that the Indemnifying Party acknowledges that it is liable to indemnify the Indemnified Party with respect to a particular claim; and (ii) the Indemnifying Party has financial resources which are reasonably adequate to pay the amount of the claim, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability for any other matter. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

(iii) Indemnifying Party Liability. (1) If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnifying Party or by the Indemnified Party (but no Indemnified Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party hereunder, as provided herein, in which event such dispute shall be resolved as provided in Section 8(g) hereof; (2) In the event an Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 8(g) hereof; if the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

(f) Payment. Upon determination of liability hereunder, the appropriate party shall pay to the other, as the case may be, within twenty (20) days after such determination, the amount of any claim for indemnification made hereunder. Upon the payment in full of any claim hereunder, the entity making payment shall be subrogated to the right of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

(g) Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Section 8 are the sole remedy for a breach of the representations and warranties hereunder, but are independent of and in addition to the rights and remedies as the parties may have at law or in equity or otherwise for any failure to fulfill any agreement or covenant under any other section of this Agreement, including, but not limited to, sections 9,10, 11 and 12 hereunder, on the part of any party hereto, including without limitation the right to seek specific performance, none of which rights or remedies shall be affected or diminished hereby.

9.  Non-Disclosure and Non-Compete Covenants.

(a) Proprietary Information. Each Seller acknowledges that Seller's relationship with Eco-Air may have created or may hereafter create a relationship of confidence and trust with respect to information of a confidential or secret nature that may be disclosed to him by Eco-Air that relates to the business of Eco-Air or to the business of any affiliate, customer, or supplier of Eco-Air ("Proprietary Information"). Such Proprietary Information includes, but is not limited to, any information regarding inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists, software, hardware, processes, formulas, development or experimental work, work in process, business, trade secrets, or any other secret or confidential matter relating to the products, projects, programs, sales, customer lists, price lists, or data, or business of Eco-Air which is not generally known to the public. Each Seller agrees that Seller will keep all such Proprietary Information in confidence and trust, and will not use or disclose any of such Proprietary Information without the prior written consent of Eco-Air, except as may be necessary to perform any duties Seller may now or hereafter have as an employee of Eco-Air. Each Seller further agrees that at the Closing hereunder, and subsequently upon request of Eco-Air or at the time of the termination of the Seller's employment (if any) with Eco-Air, Seller will deliver to Eco-Air only, and shall not retain for Seller's own or others' use, any and all software programs, documents, and any other material and all copies thereof relating to Seller's work or Eco-Air's products, projects, programs, or business of which the Seller had knowledge, or which contain any Proprietary Information.

(b) Non-Compete Provisions.

(i) Each Seller hereby agrees that for the period of his or her employment with Eco-Air, or Buyer or any of its affiliates, and for a period of two (2) years thereafter, he/she will not, directly or indirectly, individually or in concert with others, as promoter, shareholder, officer, director, employee, agent, representative, independent contractor or otherwise:

(A) Within any jurisdiction or marketing area in which Eco-Air or any subsidiary thereof, is doing business, own, manage, operate or control any business of the type and character engaged in and competitive with Eco-Air, or any subsidiary thereof. For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered to be competition with Eco-Air or any subsidiary thereof;

(B) Within any jurisdiction or marketing area in which Eco-Air or any subsidiary thereof, is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with Eco-Air, or any of its subsidiaries;

(C) Solicit the business of or sell any products to any company located within any jurisdiction or marketing area in which Eco-Air or any subsidiary thereof is doing business on behalf of any business of the type and character engaged in and competitive with Eco-Air, any of its subsidiaries, which is, as the date hereof, a customer or client of Eco-Air, or any subsidiaries of Eco-Air, or was such a customer or client thereof within two (2) years prior to the date of this Agreement; or

(D) Solicit the employment of, or hire, any full-time employee employed by Eco-Air, or its subsidiaries.

(ii) As used in this Agreement, the term "affiliate" shall mean any individual, joint venture, partnership, corporation, limited liability company, or stockholder which controls, is controlled by, or is under common control with, or the management and operations of which are substantially influenced by, Buyer, or in which Buyer owns any interest, as required by the context of this Agreement.

(iii) In addition to any other remedies available to Buyer hereunder or otherwise, Buyer shall be entitled to seek injunctive relief for breach of the foregoing covenant not to compete. In addition, each Seller subject to this non-compete agreement, agrees to reimburse Buyer for all costs reasonably incurred by Buyer in enforcing or attempting to enforce Buyer's rights under this Agreement with respect to a breach by such Seller of this non-compete provision, including without limitation, reasonable attorneys' fees.

(iv) The covenant not to compete found in this Section may be superseded by a covenant not to compete found in any employment contract with a Seller.

(e) Publicity. Each Seller agrees not to disclose to any person or entity, without the prior written consent of Buyer, any of the terms of this Agreement at any time prior to Closing and for a period of ninety (90) days thereafter, except as may be necessary for the performance of their obligations hereunder or the operation of Eco-Air in the ordinary course of business. Eco- Air and Buyer shall jointly disclose and publicize this transaction in a press release as and when agreed upon between them or as required by law.

10.  Other Matters.

(a) No Share Purchases. Each of the Sellers agree to not purchase any of the shares of the Buyer from any source whatsoever at any time after the date hereof and prior to Closing.

(b) Resignation of Directors. At Closing, Valerie Deilgat and William O'Brien shall resign as directors of Eco-Air, and Valerie Deilgat shall resign as an officer thereof. The remaining director, Leonard Fetcho, shall then appoint Steven K. Clark and Robert R. Amerson to the board for the remaining terms of Deilgat and O'Brien.

(c) Further Actions. Each of the Sellers warrants and agrees that, from time to time, Seller will use Seller's best efforts to cause any present or previous shareholder, director or officer of Eco-Air to execute such minutes of meetings or other instruments and take whatever actions as shall be reasonably necessary or desirable to effect, or to carry out the intent and purposes of, the transactions contemplated hereby.

11. Termination and Amendment.

(a) Pre-Closing. This Agreement may be terminated by Buyer or Sellers at any time prior to the Closing upon written notice to the other parties:

(i) If the representations, warranties and agreements or conditions of this Agreement to be complied with or performed by Eco-Air or the Sellers (in the case of Buyer) or Buyer (in the case of Sellers) on or before the Closing shall not have then been complied with or performed in some material respect and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party, or cure thereof commenced and diligently prosecuted thereafter by such party within three (3) business days after written notice of such material noncompliance or nonperformance is given by the non-defaulting party;

(ii) If any governmental action is commenced to prevent the consummation of the transactions contemplated hereby;

(iii) By mutual written agreement of the parties;

(iv) If the Closing has not occurred by August 15, 1998.

(b) Waiver. Any representations, warranties, agreements or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken and evidenced by a written waiver executed by any such party.

12.  Dispute Resolution.

(a) Mediation. Any claim, dispute, or controversy between the parties arising in connection with or relating to this Agreement or the making, performance or interpretation thereof shall, if not settled by negotiation, be submitted to non-binding mediation under the Commercial Mediation Rules of the American Arbitration Association then in effect. Any demand for mediation shall be made in writing and served upon the other party in the same manner as otherwise provided for notice in this Agreement. The demand shall set forth with reasonable specificity the basis of the dispute and the performance or relief sought. The parties shall, within thirty (30) days of receipt of a demand to mediate, confer and select a mediator. The mediation shall take place at a time and location in Carson City, Nevada mutually agreeable to the parties and the mediator, but not later than sixty (60) days after a demand for mediation is received.

(b) Arbitration. All disputes under this Agreement shall be settled by arbitration in Carson City, Nevada pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Agreement. The arbitrator(s) shall be selected by the joint agreement of Seller and Buyer, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. (Arbitration shall be pursuant to California Code of Civil Procedure
Section 1281, et seq., including, but not limited to, Section 1283.05, which provisions are incorporated herein and made applicable to this Agreement.) Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection. Nothing contained in this paragraph shall prevent the parties from settling any dispute by mutual agreement at any time.

13. Miscellaneous.

(a) Attorneys' Fees. In any action, arbitration or proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to its reasonable attorney fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

(b) Brokers and Finders. Each of the parties hereto represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement. In the event that any finder's fee or broker's commission shall become payable by any party hereto as a result of another party's actions which constitute a misrepresentation or breach of warranty under this Section 13(b), such fee and commission shall be the sole and exclusive responsibility and liability of such breaching party with no right of contribution and the breaching party shall indemnify, defend and hold all other parties harmless in respect of all claims, losses, expenses and obligations (including reasonable attorneys' fees) to the extent that the same arise or result from such finder's fee or broker's commission.

(c) Expenses. Each of the parties hereto will bear its own legal fees and other expenses in connection with the transactions contemplated by this Agreement. The Sellers' legal fees include, but are not limited to, fees from Fischbeck & Oberndorfer, Treitler & Montisano, Duckor Spradling & Metzger and Hinchy Witte Wood Anderson & Hodges.

(d) Survival. Except as specified below, all parties agree that the representations, warranties and agreements contained in this Agreement shall survive and remain in full force and effect following the Closing for a period of three (3) years.

(e) Severability. If any term or provision of this Agreement, including the exhibits hereto, or the application thereof to any person, property or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, including the exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

(f) Notices. Any notices, requests or consents hereunder shall be deemed given, and any instrument delivered, two days after they have been mailed by first class mail, postage prepaid, or twelve hours after such notice has been sent by telecopier or straight telegram, telegraphic charges prepaid, or by facsimile if confirmed receipt, or upon receipt if delivered personally, as follows:

To Sellers:         At the addresses set forth in Exhibit A hereto

    with simultaneous copy to:

                    Fischbeck & Oberndorfer, APC
                    5464 Grossmont Ctr. Dr., Suite 300
                    La Mesa, CA 91942
                    Attn: William L. Fischbeck
                    Facsimile: (619) 464-1200

To Buyer:           Flanders Corporation
                    531 Flanders Filters Road
                    Washington, North Carolina  27889
                    Attn: Chief Financial Officer
                    Telecopier: (919) 946-4738

    with simultaneous copy to:

                    Snell & Wilmer
                    111 E. Broadway, Suite 900
                    Salt Lake City, Utah  84111
                    Attn:  William C. Gibbs, Esq.
                    Telecopier: (801) 237-1950

except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this Section.

(g) Entire Agreement. This Agreement, including the exhibits, schedules and documents referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by the Buyer, and by those of the Sellers who are affected by any proposed amendment, or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. Any section headings or table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Buyer acknowledges that no person is authorized by Sellers, or any of them, to have made any representation or warranty about any matter, fact or thing except as set forth in the documents referenced herein.

(h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(i) Binding Effect. This Agreement shall inure to the benefit of and be binding upon Sellers and Buyer and their respective successors, but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective successors.

(j) Governing Law. This Agreement shall be governed by the laws of the State of California.

(k) Gender and Number, etc. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. "Hereof," "herein," and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole, and not to any particular paragraph or provisions, unless expressly so stated.

(l) Successors and Assigns. This Agreement shall not be assignable by any party without the prior written consent of all other parties hereto; provided, however, any Seller may assign for any purposes such Seller's right to receive consideration, provided such assignment is subject to any defenses of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

(m) No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(n) No Partnership or Joint Venture. Notwithstanding anything to the contrary contained herein, nothing contained herein shall be construed as creating a partnership or joint venture relationship between the parties hereto, and the parties hereto shall be deemed to have made any elections necessary under any applicable law, rule or regulation to prevent their being considered or deemed to be a partnership or joint venture.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    BUYER:

                                    FLANDERS CORPORATION
                                    a North Carolina corporation


                                    By:
                                    Its:

                                    SELLERS:

                                    BENNETT EXCHANGE CORPORATION


                                    By: /s/ Steven K. Clark
                                    Its: ______________________________________



                                    /s/ William O'Brien
                                    William O'Brien


                                    /s/ George S. Williams
                                    George S. Williams


                                    ECO-AIR 401(k) EMPLOYEE STOCK
    IMPERIAL TRUST COMPANY          OWNERSHIP PLAN


    /s/ Vail Ring, V.P.             /s/ Valerie B. Deilgat by
By: /s/ Cathy Leider                    W.M. Treitler, Attorney in Fact
                                    By: Valerie D. Deilgat
Its: V.P.                           Member, ESOP Committee
     ESOP Trustee

                                    __________________________________________
                                    By: William O'Brien
                                    Member, ESOP Committee

                                   EXHIBIT A

                  Shareholder List of Eco-Air Products, Inc.

                                                          Shares      Purchase Price
Shareholder Name                Address                   Owned         Allocation
----------------                -------                   ------      --------------
William O'Brien             7645 Caminito                   251         3,836,566
                            Avola
                            La Jolla, CA
                            92037


Bennett Exchange            William B. Treitler, Esq.     389.5         5,953,556
Corporation                 Treitler & Montisano
                            3737 Camino Del Rio
                            South, Suite 109
                            San Diego, CA 92108

George S. Williams          1910 Shire Drive                10            152,851
                            El Cajon, CA 92019

Eco-Air 401(K)              Imperial Trust Company         200          3,057,025
Employee Stock              c/o Cathy Leider
Ownership Plan              201 N. Figureroa, Ste. 610
                            Los Angeles, CA 90012
                                                        -------        -----------
                                                         850.50        $12,999,98
                                                        =======        ===========


                          Shareholder List of Sub-Mex


                                                          Shares      Purchase Price
Shareholder Name                Address                   Owned         Allocation
----------------                -------                   ------      --------------

William O'Brien             7645 Caminito Avola              1                1
                            La Jolla, CA 92037

Valerie B. Deilgat          c/o Bennett Corporation          1                1
                            William B. Treitler, Esq.
                            Treitler & Montisano
                            3737 Camino Del Rio South,
                            Ste. 109
                            San Diego, CA 92108
                                                        -------        -----------
                                                             2                2
                                                        =======        ===========

                                   EXHIBIT B

                             Performance Criteria

With respect to any period set forth below, upon Eco-Air attaining the gross sales criteria set forth for such period (the "Performance Criteria"), Flanders shall issue to Sellers shares of Flanders Corporation common stock equivalent in value to one-third of $5,000,000, unless a Seller notifies Buyer in writing prior to the issuance of such shares that such Seller elects to be paid in cash; in which case, Buyer shall pay such Seller in cash. The Flanders Shares shall be issued and priced at the closing price of Flanders' common stock on NASDAQ on the day Eco-Air achieves the Performance Criteria for the period.

                                                             Cash/Value of Shares
                                                               to be Issued if
Period                             Gross Sales Objective(1)  Gross Sales Obtained
------                             ------------------------  --------------------

Fiscal year ended March 31, 1999        $25,875,000               $1,666,667
Fiscal year ended March 31, 2000        $29,756,000 (2)           $1,666,667
Fiscal year ended March 31, 2001        $34,219,000 (2)           $1,666,667


(1) Includes sales from SRI, Inc.'s Utah sales office
(2) Includes sales from SRI, Inc.'s Las Vegas sales office, if any

If the Performance Criteria is not reached for any period set forth above, the Sellers may still earn the scheduled shares for such period if Eco-Air attains the following gross sales criteria set forth for either of the following periods (the "Substitute Performance Criteria").


Period (1) (2)                      Gross Sales Objective
--------------                      ---------------------

Fiscal year ended March 31, 2002        $37,000,000
Fiscal year ended March 31, 2003        $40,700,000


(1) Includes sales from SRI, Inc.'s Utah sales office
(2) Includes sales from SRI, Inc.'s Las Vegas sales office, if any

                                   EXHIBIT C

                          Eco-Air Statement of Income

                        ECO-AIR PRODUCTS, INC.
                        INCOME ESTIMATE
                        Fiscal Year Ended March 31, 1998



Income at February 28, 1998                  1,546,747
estimated March                                (74,194)
80% expensed items reclass as assets            22,556
consolidation of Seco (2-28-98)                 69,684
                                           ------------
    Total before adjustments                 1,564,793

Add back owners                                925,204
                                           ------------
Income adjusted for owners                   2,489,997

Add back non-recurring costs
  Carl Deilgat Prior Owner                      23,012
  Related party (DSO trucks)                    24,000
  Professional fees for owners                  43,753
  Victor Related party "retirement"              8,838
  Len's prior years deferred comp               90,000
  Higher interest notes to stockholders          2,400
                                           ------------
                                             2,682,000

Add Back "investment in future" expenses
  Setup cost for Singapore                      90,000
  Computer installation                        150,000
  Expansion of San Francisco                    78,000
                                           ------------
Fully adjusted income before taxes           3,000,000

Base net income                              3,000,000

                                   EXHIBIT D

                           Closing Escrow Agreement

                           CLOSING ESCROW AGREEMENT


THIS ESCROW AGREEMENT (the "Agreement") is entered into as of this 7th day of May, 1998, by and between FLANDERS CORPORATION ("Buyer"), the SHAREHOLDERS OF ECO-AIR PRODUCTS, INC. ("Sellers") and TREITLER & MONTISANO ("Escrow Agent").

                                R E C I T A L S

WHEREAS, Buyer and Sellers have entered into a Stock Purchase Agreement, dated May 7, 1998 (the "Stock Purchase Agreement"), for the purchase of all the issued and outstanding capital stock of Eco-Air Products, Inc. ("Eco-Air"), except for those shares owned by Carl Deilgat which are subject to a Stock Purchase Agreement dated May 4, 1993 in favor of Eco-Air. Any term used herein not otherwise defined shall have the meaning set forth in the Stock Purchase Agreement;

WHEREAS, to facilitate the performance of the Stock Purchase Agreement, Buyer shall deliver One Million Five Hundred Thousand Dollars ($1,500,000) into escrow (the "Escrowed Funds") to be held by the Escrow Agent. The Escrow Agent has agreed to hold and distribute the Escrowed Funds pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, Buyer, Sellers and Escrow Agent desire to enter into this Agreement upon the terms and conditions hereinafter contained.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement and in the Stock Purchase Agreement, the parties agree as follows:

1. ESCROW AGENT. Buyer and Sellers hereby appoint and designate TREITLER & MONTISANO to serve as Escrow Agent for the purposes set forth herein and Escrow Agent accepts such appointment and designation.

2. ESTABLISHMENT OF ESCROW ACCOUNT. The Escrow Agent shall establish an escrow account in the names of the Sellers (the "Escrow Account") in which to hold the Escrowed Funds.

3. DELIVERY OF ESCROWED FUNDS. At Closing, or at such other time as the parties may mutually agree, Buyer shall deliver to the Escrow Agent the Escrowed Funds. During the term of this Agreement, the Escrow Agent shall take no action with respect to the Escrowed Funds inconsistent with the terms of this Agreement, and shall disburse the Escrowed Funds only as permitted by the provisions hereof.

4. INSTRUCTIONS TO ESCROW AGENT REGARDING DISBURSEMENT OF ESCROWED FUNDS. Escrow Agent shall hold Seven Hundred Fifty Thousand Dollars

($750,000) of the Escrowed Funds for a period of six months from the date of Closing and Seven Hundred Fifty Thousand Dollars ($750,000) of the Escrowed Funds for a period of one year from the date of Closing to satisfy any right of indemnification as provided in Section 8 of the Stock Purchase Agreement. All interest on the Escrowed Funds shall accrue to the benefit of Sellers. Escrow Agent shall disburse the Escrowed Funds plus accrued interest at the respective six months and one year anniversary dates unless Buyer has delivered to Escrow Agent and the Sellers a full, written report of the basis for any retention of the sales price as set forth in the Stock Purchase Agreement, including copies of relevant documents.

5. ESCROW AGENT'S COMPENSATION AND EXPENSES. For its services hereunder, the Escrow Agent shall be entitled to be reimbursed for all out of pocket expenses incurred by it in connection with the performance of its duties under this Agreement. The expenses of the Escrow Agent shall be paid by the Sellers.

6. ESCROW AGENT'S LIABILITY. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which the Escrow Agent may in good faith do or refrain from doing in connection herewith, or for any negligence other than its gross negligence; no liability shall be incurred by the Escrow Agent, if, in the event of any dispute or questions as to its duties or obligations hereunder, it acts in accordance with Paragraph 8. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper parties and shall incur no liability in so acting. Buyer and the Sellers shall jointly and severally indemnify, defend and hold the Escrow Agent harmless from any and all loss, damage, or liability, and all expenses (including without limitation, reasonable attorney's fees and costs) incurred, arising out of, or in connection with, its entering into or performing its duties pursuant to this Agreement, except to the extent arising out of the gross negligence or bad faith of the Escrow Agent.

7. RESIGNATION OF ESCROW AGENT. The Escrow Agent may at any time resign and be discharged of the escrow hereby created by giving written notice to the Buyer and the Sellers, specifying the date upon which it desires that such resignation take effect. Such resignation shall take effect on the date specified in such notice, which shall be the earlier of: (i) five (5) days after giving such notice; or (ii) the date upon which the successor to the Escrow Agent (the "Successor Escrow Agent") shall have been chosen by the Buyer and the Sellers and shall have accepted its appointment as such. Upon such acceptance, the Escrowed Funds may be transferred to an escrow account, if necessary or desirable, established by the Successor Escrow Agent pursuant to the provisions of this Agreement. The Successor Escrow Agent shall administer the Escrowed Funds and assume all other duties of the Escrow Agent as set forth in this Agreement. If no Successor Escrow Agent shall have been appointed as of the effective date of the resignation of the Escrow Agent as set forth above, the Escrow Agent may petition a court of competent jurisdiction for the appointment of a Successor Escrow Agent.

8. DISPUTES. In the event of a dispute concerning the subject matter of this Agreement such that the Escrow Agent deems it necessary for its protection, the Escrow Agent may (i) deposit the Escrowed Funds, together with any notices received by it, into a court of competent jurisdiction until such time as a civil action shall have been finally concluded determining any rights hereunder, (ii) appoint a new escrow agent, provided such new agent agrees to be bound by the terms hereof, or
(iii) at its discretion at any time, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction to determine its rights and the rights of Buyer and the Sellers.

9. NOTICES. All notices, demands and other communications pursuant to this Agreement shall be in writing and shall be given to the Escrow Agent at 3737 Camino Del Rio South, Suite 109, San Diego, CA 92108. All notices, requests, demands, other communications and deliveries pursuant to this Agreement shall be made as follows:

    If to Buyer:            Flanders Corporation
                            531 Flanders Filters Road
                            Washington, NC 27889
                            Fax (919)946-4738

    With a copy to:         William C. Gibbs, Esq.
                            Snell & Wilmer, L.L.P.
                            111 East Broadway, Suite 900
                            Salt Lake City, Utah  84111

    If to Sellers:          The Shareholders of Eco-Air Products, Inc.
                            See Exhibit A

    With a copy to:         William Fischbeck, Esq.
                            Fischbeck & Oberndorfer
                            5464 Grossmont Center Drive, Suite 300
                            La Mesa, CA 91942

or to such other address as a party may have furnished to the others in writing. Communications shall be effective only when received.

10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute one instrument.

11. BINDING EFFECT; GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and shall be binding upon and inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

                                BUYER:

                                FLANDERS CORPORATION
                                a North Carolina corporation

                                By:   /s/ Steven K. Clark
                                Its:


                                SELLERS:

IMPERIAL TRUST COMPANY, TRUSTEE BENNETT EXCHANGE CORPORATION
                                a California corporation

/s/ Vail D. Ling, V.P.          /s/ William B. Treitler
/s/ Cathy Leider, V.P.          By: William B. Treitler
                                Its: President



                                /s/ William O'Brien
                                William O'Brien


                                /s/ George S. Williams
                                George S. Williams


                                ECO-AIR 401(K) EMPLOYEE STOCK
                                OWNERSHIP PLAN


                                /s/ Valerie B. Deilgat,
                                  by W.B. Treitler, Attorney in Fact
                                By: Valerie D. Deilgat


                                /s/ William O'Brien
                                By: William O'Brien

                                ESCROW AGENT
                                Treitler & Montisano


                                /s/ William B. Treitler
                                By: William B. Treitler
                                Its: Partner

                                   EXHIBIT A

                  Shareholder List of Eco-Air Products, Inc.



Shareholder Name                                  Address
----------------                                  -------

William O'Brien                     7645 Caminito Avola
                                    La Jolla, CA 92037

Bennett Exchange Corporation        William B. Treitler, Esq.
                                    Treitler & Montisano
                                    3737 Camino Del Rio South,
                                    Suite 109
                                    San Diego, CA 92108

George S. Williams                  1910 Shire Drive
                                    El Cajon, CA 92019

Eco-Air 401(k)                      Imperial Trust Company
                                    c/o Cathy Litghter
                                    201 N. Figureroa, Ste. 610
                                    Los Angeles, CA 90012



                          Shareholder List of Sub-Mex


Shareholder Name                                  Address
----------------                                  -------

William O'Brien                     7645 Caminito Avola
                                    La Jolla, CA 92037

Valerie B. Deilgat                  c/o Bennett Corporation
                                    William B. Treitler, Esq.
                                    Treitler & Montisano
                                    3737 Camino Del Rio South, Ste. 109
                                    San Diego, CA 92108

                                 EXHIBIT 2.1.2

                                 AMENDMENT TO
                           STOCK PURCHASE AGREEMENT


THIS AMENDMENT TO STOCK PURCHASE AGREEMENT is entered into this 20th day of May, 1998, by and between FLANDERS CORPORATION, a North Carolina corporation ("Buyer" or "Flanders") and the Shareholders of Eco-Air Products, Inc., a California Corporation ("Eco-Air") which shall include BENNETT EXCHANGE CORPORATION ("Bennett"), WILLIAM O'BRIEN ("O'Brien"), GEORGE S. WILLIAMS ("Williams") and IMPERIAL TRUST COMPANY as Trustee of the Eco-Air Products, Inc. 401(K) Employee Stock Ownership Plan ("ESOP"), (Bennett, O'Brien, Williams and ESOP collectively the "Sellers").

WHEREAS, the parties have or propose to enter into a Stock Purchase Agreement (the "Agreement") pursuant to which substantially all of the outstanding stock of Eco-Air (the "Shares") will be sold by the Sellers to Buyer.

WHEREAS, the ESOP is, in relevant part, an employee stock ownership plan which is subject to the qualification, fiduciary duty and prohibited transaction rules of the Internal Revenue Code ("Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

WHEREAS, counsel to Imperial Trust Company ("Imperial"), representing Imperial in its capacity as trustee of the ESOP and not representing the ESOP itself, has advised that the state of the law requires that Imperial perform certain amounts of due diligence in connection with said transaction before it enters into a binding contract for the sale of Shares to Buyer; and

NOW, THEREFORE, it is agreed as follows:

1. Section 7(b) of the Agreement is hereby amended by adding a new paragraph (x) to read as follows:

"(x) Imperial and the ESOP shall have received on or prior to the date of Closing an opinion from an independent appraise for the ESOP that the price to be received by the ESOP for its Shares is not less than their fair market value, and Imperial shall have made inquiries and, if it deems it necessary, obtained such additional opinions as to permit it to conclude that the transaction is prudent and fair to the ESOP and its beneficiaries from a financial point of view.

2. The additional condition of Section 7(b) is a condition to the Closing of the transaction with respect to the Shares held by the ESOP and may not be waived by anyone other than Imperial. Imperial shall be required to certify to the satisfaction of said condition prior to the Closing of the sale of the Shares by the ESOP.

3. The entirety of this document constitutes an amendment to the Agreement which, except for the provisions hereof, shall continue in effect as written.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Stock Purchase Agreement on the 20th day of May, 1998.

                                    ECO-AIR PRODUCTS, INC.
                                    401(K) EMPLOYEE STOCK
                                    OWNERSHIP PLAN

                                    By:  IMPERIAL TRUST COMPANY, solely
                                    in its capacity as trustee of said Plan
                                    and in no other capacity

                                        /s/ Cathy Leider, V.P.
                                    By  /s/ Vail P. Ling, V.P.


FLANDERS CORPORATION                BENNETT EXCHANGE CORPORATION
a North Carolina corporation

BY:/s/ Steven K. Clark              By /s/ W. B. Treitler

Its: CFO

                                    /s/ William O'Brien
                                    William O'Brien


                                    /s/ George S. Williams
                                    George S. Williams

                                 EXHIBIT 2.1.3

                     ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

                         CONSOLIDATED FINANCIAL REPORT

                                MARCH 31, 1998

                                   CONTENTS


INDEPENDENT AUDITOR'S REPORT                                            1

FINANCIAL STATEMENTS

    Consolidated balance sheet                                          2

    Consolidated statement of operations                                3

    Consolidated statement of retained earnings                         4

    Consolidated statement of cash flows                            5 - 6

    Notes to consolidated financial statements                     7 - 18

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Eco-Air Products, Inc.
San Diego, California

We have audited the accompanying consolidated balance sheet of Eco-Air Products, Inc. and subsidiary as of March 31, 1998, and the related consolidated statements of operations, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eco-Air Products, Inc. and subsidiary as of March 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




San Diego, California
May 20, 1998, except for the fourth paragraph of
     Note 5 as to which the date is June 8, 199

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
March 31, 1998


ASSETS (Notes 5 and 6)
----------------------------------------------------

Current Assets
  Cash                                                           $   124,460
  Trade receivables, net of allowance for doubtful
    accounts of $60,000 (Note 2)                                   2,782,899
  Inventories, net (Note 3)                                        2,626,172
  Prepaid and refundable income taxes                                409,050
  Prepaid expenses and other assets (Note 10)                         69,682
  Deferred taxes (Note 8)                                            175,000
                                                                -------------
                Total current assets                               6,187,263

Furniture, Equipment and Leasehold Improvements,
  net  (Note 4)                                                      762,023
Deposits and Other Assets                                             70,522
                                                                -------------
                                                                 $ 7,019,808
                                                                =============


LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------

Current Liabilities
  Line of credit (Note 5)                                        $ 1,300,000
  Current maturities of long term debt (Note 6)                      120,000
  Related party debt (Note 6)                                        181,521
  Accounts payable                                                 1,019,724
  Accrued expenses (Note 7)                                        2,712,921
                                                                -------------
                Total current liabilities                          5,334,166
                                                                -------------

Long-Term Liabilities
  Deferred taxes (Note 8)                                             74,000
  Deferred rent (Note 11)                                             88,524
  Long-term debt, less current maturities (Note 6)                    60,000
                                                                -------------
                                                                     222,524
                                                                -------------

Commitments And Contingencies (Notes 10, 11 and 13)

Common Stock Subject to Repurchase, 29 shares
  outstanding (Note 10)                                               36,895
                                                                -------------

Stockholders' Equity (Note 10)
  Common stock, no par value; 2,500 shares
    authorized; 850 shares issued and outstanding                      8,503
  Retained earnings                                                1,417,720
                                                                -------------
                                                                   1,426,223
                                                                -------------
                                                                 $ 7,019,808
                                                                =============


See Notes to Consolidated Financial Statements

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 1998
----------------------------------------------------

Net sales (Note 2)                                              $ 22,351,638
Cost of sales                                                     13,834,523
                                                                -------------
                Gross profit                                       8,517,115
                                                                -------------

Operating expenses:
  Sales and marketing                                              4,843,287
  General and administrative                                       3,781,951
  Research and development                                           338,624
                                                                -------------
                Total operating expenses                           8,963,862
                                                                -------------

Operating loss                                                      (446,747)

Nonoperating income (expense)
  Interest expense (Note 6)                                         (177,704)
  Insurance settlement                                               194,464
                                                                -------------
                                                                      16,760
                                                                -------------
                Loss before income taxes                            (429,987)

Income tax benefit (Note 8)                                         (100,000)
                                                                -------------

                Net loss                                         $  (329,987)
                                                                =============

Basic and diluted loss per share                                 $   (382.37)
                                                                =============
Weighted average common shares outstanding                               863
                                                                =============

See Notes to Consolidated Financial Statements

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF RETAINED EARNINGS
YEAR ENDED MARCH 31, 1998
----------------------------------------------------

Balance, March 31, 1997                                          $ 1,747,707

Net loss                                                            (329,987)
                                                                -------------
Balance, March 31, 1998                                          $ 1,417,720
                                                                =============

See Notes to Consolidated Financial Statements

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
Year Ended March 31, 1998
----------------------------------------------------

Cash Flows from Operating Activities
  Net loss                                                       $  (329,987)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Loss on disposal of equipment                                      9,792
    Depreciation and amortization                                    243,799
    Deferred income taxes                                            (51,000)
    Changes in working capital components:
      (Increase) decrease in:
        Trade receivables                                              8,979
        Prepaid and refundable income taxes                         (409,050)
        Inventories                                                 (148,612)
        Prepaid expenses and other assets                             12,989
      Increase (decrease) in:
        Accounts payable                                             143,472
        Accrued expenses                                           1,557,103
        Income taxes payable                                        (143,110)
                                                                -------------
            Net cash provided by operating activities                894,375
                                                                -------------

Cash Flows from Investing Activities
  Capital expenditures                                              (222,981)
  Increase in deposits and other assets                                3,495
  Advances to related parties                                        (57,495)
                                                                -------------
            Net cash used in investing activities                   (276,981)
                                                                -------------

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)
Year Ended March 31, 1998
----------------------------------------------------

Cash Flows from Financing Activities
  Net payments on line of credit                                 $  (130,000)
  Principal payments on long term debt                              (372,159)
  Payments to repurchase Company common stock                        (31,625)
                                                                -------------
            Net cash used in financing activities                   (533,784)
                                                                -------------

Net increase in cash                                                  83,610

Cash at beginning of year                                             40,850
                                                                -------------

Cash at end of year                                              $   124,460
                                                                =============

Supplemental Disclosures of Cash Flow Information
  Cash paid for:
    Interest                                                     $   184,584
                                                                =============
    Income taxes                                                 $   503,160
                                                                =============

Supplemental Schedule of Noncash Financing Activities
  Interest on related party debt added to principal              $    28,746
                                                                =============

See Notes to Consolidated Financial Statements

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business

Eco-Air Products, Inc. and subsidiary (the Company) is engaged in the business of designing, manufacturing and selling air filtration equipment for commercial and residential purposes. The Company has five distribution points; four domestic distribution points located in California and Arizona and one international distribution point located in Singapore. Manufacturing facilities are located in California and in Tijuana, Mexico through a wholly- owned foreign subsidiary, Industrias Seco de Tijuana, S.A. de C.V. ("Industrias Seco"). Industrias Seco produces products exclusively for the Company under the Maquiladora Program that represented approximately 51% of the Company's total products produced for the year ended March 31, 1998.

A summary of significant accounting policies follows:

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the above named businesses. All material intercompany balances and transactions have been eliminated in consolidation. Industrias Seco utilizes a calendar year end, while the Company utilizes a fiscal year ending March 31. The consolidated financial statements have been adjusted to present the consolidated accounts as of March 31, 1998.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments

Based on the borrowing rates currently available to the Company for bank loans with similar maturities and similar collateral requirements, the fair value of notes payable and long-term debt approximates the carrying amounts at March 31, 1998.

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies (Continued)

Cash

The Company maintains its cash in bank deposits which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Revenues

The Company recognizes revenue in the month in which product is shipped. Sales to international customers during the year ended March 31, 1998 were approximately $480,000.

Inventories

Inventories are stated at the lower of cost (first-in, first-out ) or market. During 1998, the Company changed from LIFO to the FIFO method. The change in accounting principle was made to provide a better matching of revenue and expenses. This accounting change was not material to the consolidated financial statements on an annual basis, and accordingly, no retroactive restatement of prior years' financial statements was made.

Furniture, equipment and leasehold improvements

Furniture, equipment and leasehold improvements are recorded at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the related assets, principally three to seven years. Leasehold improvements are amortized on the straight-line basis over the lesser of the term of the lease or the useful lives of the related improvements.

Foreign currency translation

The U.S. dollar is considered the functional currency for Industrias Seco. Accordingly, the monetary assets and liabilities of this entity have been remeasured using the current rate of exchange and nonmonetary assets have been remeasured using the appropriate historical rates of exchange. Adjustments resulting from the translation of the financial statements of the entity are included in results of operations and are not significant.

The Mexican economy has experienced a cumulative inflation rate of approximately 125% over the three year period ended March 31, 1998 and is considered a highly inflationary economy. Future devaluations of monetary assets and liabilities located in Mexico could occur.

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 1. Nature of Business and Significant Accounting Policies (Continued)

Income taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Industrias Seco is a Mexican corporation taxable under Mexican tax law.

Research and development costs

Research and development costs are charged to expense as incurred. The Company is involved in activities which include continual development of new products and improvement of existing products.

Advertising and promotion

Costs associated with advertising and promotion of products are expensed in the year incurred. Advertising expense was approximately $57,000 for the year ended March 31, 1998.

Earnings per share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings per Share. SFAS 128 establishes standards for computing and presenting earnings per share (EPS), including replacing the presentation of primary EPS with a presentation of basic EPS. SFAS 128 also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with a complex capital structure and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. The Company adopted SFAS 128 for its fiscal year ended March 31, 1998. SFAS 128 did not have a material impact on the Company. The Company has no dilutive potential common shares. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share for the year ended March 31, 1998.

Note 2. Concentrations and Credit Risk

The Company performs ongoing credit evaluation of its customers and does not require collateral. The Company extends credit to certain customers, located throughout the United States, Mexico, and Asia, generally on a net 30 day basis. All sales are denominated in the U.S. dollar and provisions are made for estimated uncollectible trade receivables as considered necessary. To date, losses on trade receivables have been minimal in relation to the volume of sales and have been within management's expectations.

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 2. Concentrations and Credit Risk (Continued)

During the year ended and as of March 31, 1998, the Company's net sales and accounts receivable included sales to and accounts receivable from a major customer of approximately $2,328,000 and $193,000, respectively. Although there are no long-term commitments with this customer, management expects the relationships to continue.

Note 3. Inventories

Inventories at March 31, 1998 consist of the following:


Raw materials                                                    $ 1,508,660
Finished goods                                                     1,137,512
Less provision for obsolete inventories                              (20,000)
                                                                -------------
                                                                 $ 2,626,172
                                                                =============

The carrying value of inventory located in Mexico at March 31, 1998, is approximately $592,000, which consists primarily of raw materials.

Note 4. Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements consist of the following at March 31, 1998:


Machinery and equipment                                          $ 2,189,900
Office furniture and equipment                                       571,778
Automobiles and trucks                                               139,860
Leasehold improvements                                               278,470
                                                                -------------
                                                                   3,180,008
Less accumulated depreciation and amortization                    (2,417,985)
                                                                -------------
                                                                 $   762,023
                                                                =============

Included in furniture, equipment, and leasehold improvements at March 31, 1998 are assets in service at Industrias Seco in Tijuana, Mexico with a cost of $339,389 and a net book value of $56,344. Cost of assets located in Mexico but reported on the U.S. parent financial statements and included in the total amounts above is $303,308 with a net book value of $35,840.

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 5. Line of Credit

The Company has a line of credit agreement with a bank which allows for advances based on 80% of eligible accounts receivable up to a maximum of $2,500,000, of which $1,300,000 was outstanding and $1,200,000 was available for borrowing at March 31, 1998. Borrowings under this arrangement are collateralized by substantially all of the Company's assets. Outstanding amounts on the line of credit bear interest at the bank's prime rate (8.5% at March 31, 1998). The Company may elect to fix the rate for any or all advances under this line of credit agreement for a term of 30 to 90 days at the then current LIBOR rate (90 day LIBOR rate was 5.69% at March 31, 1998) plus 2.0%. The line of credit agreement expires in August 1998.

In connection with this line of credit, as well as other obligations (Note 6), the Company has agreed, among other things, to maintain certain consolidated financial ratios and consolidated amounts relating to any fiscal year period, including:

    *   a current ratio of not less than 1.0 to 1.0;
    *   a total debt to tangible net worth ratio not to exceed 2.75 to 1.0;
    * a net profit, after provision for income taxes, of not less than $50,000;
    *   a ratio of cash flow to debt service of not less than 1.5 to 1.0;
    *   capital expenditures not to exceed $500,000;
    * new lease obligations resulting in aggregate lease payments not to exceed $50,000.

The agreement also provides for certain covenants including restrictions on loans or advances, investments in debt or equity securities, new indebtedness or loans other than trade debt or loans incurred in the ordinary course of business, paying dividends on Company stock other than those payable solely in the Company's stock, purchasing or retiring any Company stock, or amending or altering the Company's capital structure.

At March 31, 1998, the Company was not in compliance with certain debt covenants. On June 8, 1998, the Company received a written waiver from the bank for the covenant noncompliance.

The Company also has an additional $500,000 available to provide working capital under the above agreement which will convert to a term loan as of August 1998. There are no amounts outstanding under this option as of March 31, 1998

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 6. Related Party and Long-Term Debt

Related party debt at March 31, 1998 consists of the following:


Unsecured note payable to related party, interest only at
  prime plus .75% payable monthly, due in April 1998 (a)         $  141,413

Unsecured note payable to related party, interest only at 10%
payable quarterly, due in April 1998 (a)                             35,000

Unsecured note payable to related party, bearing interest at
8%, due in monthly payments of  $3,491 plus interest,
due in May 1998 (a)                                                   5,108
                                                                -------------
                                                                 $  181,521
                                                                =============

Long-term debt at March 31, 1998 consists of the following:


Note payable to a bank, due in monthly installments of
  $10,000 plus interest at bank's prime rate plus .25%
  through August 1999 (b)                                        $   180,000

Less current maturities                                              120,000
                                                                -------------
                                                                 $    60,000
                                                                =============

(a) Interest expense on related party notes payable was approximately $21,000 for the year ended March 31, 1998.

(b) Subject to the loan agreement covenants on line of credit (Note 5).

Note 7. Accrued Expenses

Accrued expenses consist of the following at March 31, 1998:


Payroll and related payroll taxes                                $   333,662
Compensated absences                                                 239,808
Bonuses payable (Note 9)                                           2,050,000
Deferred rent (Note 11)                                               27,097
Sales and use taxes                                                   32,077
Other accrued expenses                                                30,277
                                                                -------------
                                                                 $ 2,712,921
                                                                =============

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 8.  Income Taxes

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amount of assets and liabilities for financial reporting and the amounts used for income tax purposes. Net deferred tax assets consist of the following components as of March 31, 1998:


Deferred liabilities:
  Property and equipment                                         $   (68,000)
  Other                                                               (6,000)
                                                                -------------
                                                                     (74,000)
                                                                -------------
Deferred assets:
Payroll and related benefits                                          80,000
Deferred rent                                                         46,000
Net operating loss carryforwards                                      18,000
Other                                                                  7,000
Allowance for doubtful accounts                                       24,000
                                                                -------------
                                                                     175,000
                                                                -------------
Net deferred tax assets                                          $   101,000
                                                                =============

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. Based upon the Company's historical levels of profitability, management believes achievement of required future taxable income is likely. Accordingly, a valuation allowance has not been recorded as of March 31, 1998. In the event the Company does not generate sufficient future taxable income, the amount of deferred tax asserts will be reduced.

The components giving rise to the net deferred tax assets and liabilities described above have been included in the accompanying consolidated balance sheet at March 31, 1998 as follows:


Current assets                                                   $   175,000
Noncurrent liabilities                                               (74,000)
                                                                -------------
                                                                 $   101,000
                                                                =============

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 8. Income Taxes (Continued)

The provision for income taxes charged to operations for the year ended March 31, 1998 consists of the following:


Current expense (benefit):
  Domestic                                                       $   (99,000)
  State                                                                5,000
  Foreign                                                             45,000
                                                                -------------
                                                                     (49,000)
                                                                -------------
Deferred:
  Domestic                                                            (4,000)
  State                                                              (47,000)
                                                                -------------
                                                                     (51,000)
                                                                -------------
                                                                 $  (100,000)
                                                                =============

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax net income for the year ended March 31, 1998 due to the following:


Computed "expected" tax benefit                                  $  (146,000)

Increase (decrease) in income taxes resulting from:
  Nondeductible expenses                                              21,000
  State net operating loss carryforward                              (18,000)
  Benefit of income tax at lower rates                                82,000
  Foreign income taxes                                               (45,000)
  Other                                                                6,000
                                                                -------------
                                                                 $  (100,000)
                                                                =============

A provision has not been made for U.S. or additional foreign taxes on undistributed earnings of the Company's majority-owned foreign subsidiary. Those earnings have been and will continue to be reinvested. These earnings could become subject to additional tax if they were remitted as dividends, if foreign earnings were lent to the Company or a U.S. affiliate or if the Company should sell its stock in the subsidiary. It is not practicable to estimate the amount of additional tax that might be payable on the foreign earnings; however, management believes that U.S. foreign tax credits would largely eliminate any U.S. tax and offset any foreign tax, the net effect of which is not considered material.

As of March 31, 1998, the Company had available California net operating loss carryforwards of approximately $200,000. The California net operating loss carryforwards will expire in 2003, if not utilized. Utilization of the California net operating loss carryforwards is subject to annual limitations under the ownership change rules provided by the Internal Revenue Code.

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 9. Deferred Compensation

The Company had a deferred compensation agreement with the President of the Company which provided for future compensation based on the value of the Company's stock. The Board of Directors approved a $2,000,000 discretionary bonus in settlement of the agreement as of March 31, 1998. The bonus is included in accrued expenses.

Note 10. Related Party Transactions

In addition to related party transactions discussed in other sections of the financial statements, the Company has related party transactions as follows:

Related party receivables

Included in prepaid expenses and other assets at March 31, 1998 are amounts due from related parties totaling $57,495. The amounts are unsecured, non-interest bearing and are anticipated to be collected prior to March 31, 1999.

Related party leasing

The Company rents a warehouse facility from D.S.O. Leasing (a related party partnership which leases principally to the Company) under an operating lease. The facility lease is noncancelable and has been included in the schedule of minimum lease commitments (Note 11). D.S.O. Leasing rental charges included in total rent expense for the year ended March 31, 1998 was approximately $80,000.

The Company has guaranteed approximately $160,000 of the obligations of D.S.O. Leasing. The debt agreement calls for monthly payments of $4,250 plus interest through August 2002, at which time all unpaid principal and interest are due. No material loss is anticipated under this guarantee.

Agreements with stockholders

Stock purchase agreement

On May 4, 1993, the Company entered into an agreement to purchase 149.5 shares of the Company's common stock from a stockholder for approximately $189,750. These shares are being purchased and retired by the Company ratably over 72 months beginning June 1, 1993, by payment of equal monthly installments of $2,635, representing the repurchase of approximately 2.076 shares of Company common stock per month. During the year ended March 31, 1998, the Company repurchased 25 shares of common stock for a total of $31,625. The cumulative number of shares purchased under this agreement as of March 31, 1998 was approximately 121 shares of common stock.

Stockholders' equity

At March 31, 1998 there are 879 shares of common stock issued and outstanding including 29 shares which remain outstanding under the stock repurchase agreement.

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 10. Related Party Transactions (Continued)

Consulting agreement

The Company also entered into a 72 month consulting agreement beginning June 1, 1993 with the above stockholder for $1,800 per month. During the year March 31, 1998, $21,600 was charged to expense in relation to this agreement.

The aggregate minimum amounts to be paid to this stockholder under the stock purchase agreement and consulting agreement are as follows:


Years Ending March 31,
    1999                                                         $    53,220
    2000                                                               8,870
                                                                -------------
                                                                 $    62,090
                                                                =============


Note 11. Commitments and Contingencies

Purchase commitment

The Company currently buys certain of its raw materials from one supplier. Although there are a limited number of suppliers of this material, management believes that other suppliers could provide similar products on comparable terms. As of March 31, 1998, the Company has a commitment to purchase raw materials from this supplier in an amount of approximately $250,000. The raw materials will be purchased ratably through December 31, 1998.

Litigation

The Company is party to legal proceedings incidental to its business and employees which, in the opinion of management, will not have a material adverse effect on the Company's consolidated financial position, liquidity or results of operations.

Leases

The Company leases vehicles, equipment, and facilities from outside parties and related parties (Note 10) under noncancelable operating leases expiring through April 2005. Certain of the leases provide for scheduled rental increases over the lease term. The Company recognizes rent expense on a straight-line basis; accordingly, rent expense is accrued when it exceeds cash payments and is amortized during periods when cash payments exceed rent expense. Total rental expense included in the consolidated financial statements was approximately $841,000 for the year ended March 31, 1998.

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 11. Commitments and Contingencies (Continued)

Approximate annual future commitments under the noncancelable leases at March 31, 1998 are as follow:


Years Ending March,
    1999                                                         $   971,000
    2000                                                             968,000
    2001                                                             355,000
    2002                                                             152,000
    2003                                                              80,000
    Thereafter                                                       167,000
                                                                -------------
                                                                 $ 2,693,000
                                                                =============

Bonuses

The Company pays discretionary cash bonuses to its employees. The amount of these cash bonuses included in cost of goods sold and operating expenses totaled approximately $514,000 for the year ended March 31, 1998.

Note 12. Employee Benefit Plan

The Company has a 401(k) Employee Stock Ownership Plan (the Plan) which includes an employee stock ownership plan (ESOP) component in addition to a typical 401(k) investment fund. Under the plan, eligible employees, as defined by the agreement, may defer from 1% to 15% of their compensation each year. The Plan allows the Corporation to make a discretionary matching contribution on behalf of those who actively participate. In addition, the Company may make a discretionary contribution to the ESOP. Employees vest 20% in employer contributions after 3 years of service with annual increases of 20% thereafter through year 7, at which time the employee is 100% vested in all matching and discretionary contributions. The ESOP component of the Plan covers all employees of the Company who have completed 6 consecutive months of service. The Company contributed approximately $108,000 to the Plan for the year ended March 31, 1998. No Company stock was acquired by or contributed to the Plan during the year ended March 31, 1998. As of March 31, 1998, the Plan held 200 shares of the Company's common stock, which represents approximately 22.7% of the Company's total outstanding shares. The fair value of those shares was approximately $567,600 as of March 31, 1997.

In the event a terminated Plan participant desires to sell his or her shares of the Company's stock, the Company may be required to purchase the shares from the participant at their fair market value.

ECO-AIR PRODUCTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


Note 13. Subsequent Event

On May 7, 1998, the stockholders of Eco-Air Products, Inc., reached an agreement with Flanders Corporation (Flanders), a publicly-held North Carolina corporation, for the sale of substantially all of the issued and outstanding capital stock of Eco-Air Products, Inc. and its wholly-owned subsidiary, Industrias Seco. The agreement did not include those shares which are subject to the stock repurchase agreement (Note 10). The agreement provided for a cash payment of $13,000,000 and a certain number of Flanders common shares, as defined by the agreement.

In connection with the sale of stock, the Company issued an unsecured $2,000,000 promissory note to Flanders in settlement of the bonus due to the President of the Company which is included in accrued expenses at March 31, 1998. The note bears interest at 7.5% and is due upon demand if the purchase does not close on or before June 30, 1998, or on January 30, 1999. The note is guaranteed by the majority stockholders of the Company.

                                 EXHIBIT 2.1.4

                   Unaudited Pro Forma Financial Information


The Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 1997 and the three months ended March 31, 1998 and the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1998 for Flanders Corporation are set forth below.

The Unaudited Pro Forma Consolidated Statements of Income have been prepared assuming that the Acquisition had occurred on the first day of the periods presented therein. These Unaudited Pro Forma Consolidated Statements of Income do not purport to represent the operations of the Company had the Acquisition, in fact, occurred at the beginning of the respected periods, or to project the results of operations for any future period.


                             Flanders Corporation
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                March 31, 1998



                                                                      Historical
                                                             ----------------------------    Pro-Forma
ASSETS                                                           Company       Eco-Air      Adjustments        Pro-Forma
------------------------------------------------------------ -------------- ------------- --------------    --------------

Current Assets
  Cash and cash equivalents                                   $ 35,454,580   $   124,460   $       -         $ 35,579,040
  Receivables:
    Trade                                                       20,794,675     2,782,899           -           23,577,574
    Other                                                        1,336,282          -              -            1,336,282
  Inventories                                                   16,520,154     2,626,172           -           19,146,326
  Deferred income taxes                                          1,057,383       175,000           -            1,232,383
  Prepaid expenses and other current assets                      1,088,634       478,732           -            1,567,366
                                                             -------------- ------------- --------------    --------------
                Total current assets                            76,251,708     6,187,263           -           82,438,971

Intangible Assets                                               17,164,629          -        10,871,515(1)     28,036,144
Other assets                                                     4,703,772        70,522           -            4,774,294
Fixed assets, net                                               47,760,407       762,023        830,367(2)     49,352,797
                                                             -------------- ------------- --------------    --------------
                                                              $145,880,516   $ 7,019,808   $ 11,701,882      $151,437,206
                                                             ============== ============= ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------
Current liabilities
  Notes payable                                               $       -      $ 1,481,521   $       -         $  1,481,521
  Current maturities of long-term debt                           1,092,442       120,000           -            1,212,442
  Accounts payable                                              16,940,981     1,019,724           -           17,960,705
  Accrued expenses                                               3,038,800     2,712,921           -            5,751,721
                                                             -------------- ------------- --------------    --------------
Total current liabilities                                       21,072,223     5,334,166           -           26,406,389

Long-Term Debt, less current maturities                         13,679,052       148,524     13,165,000(1)     13,827,576
Deferred income taxes                                            4,922,383        74,000           -            4,996,383
Commitments
                                                             -------------- ------------- --------------    --------------
                Total liabilities                               39,673,658     5,556,690     13,165,000        45,230,348

Stockholders' Equity
  Capital stock                                                     25,663        45,398        (45,398)(1)        25,663
  Paid-in capital                                               91,969,830          -              -    (1)    91,969,830
  Retained earnings                                             14,211,365     1,417,720     (1,417,720)(1)    14,211,365
                                                             -------------- ------------- --------------    --------------
                Total Stockholders' Equity                     106,206,858     1,463,118     (1,463,118)      106,206,858
                                                             -------------- ------------- --------------    --------------
                                                              $145,880,516   $ 7,019,808   $ 11,701,882      $151,437,206
                                                             ============== ============= ==============    ==============

(1) To reflect purchase of Eco-Air's common stock for $13,000,000.
(2) To reflect write-up of leasehold improvements and equipment of Eco-Air to market value.

                             Flanders Corporation
             Pro Forma Condensed Consolidated Statement of Income
                      Fiscal Year Ended December 31, 1997



                                                                      Historical
                                                             ----------------------------    Pro-Forma
ASSETS                                                           Company       Eco-Air      Adjustments        Pro-Forma
------------------------------------------------------------ -------------- ------------- --------------    --------------

Net sales                                                     $134,135,433   $22,351,638   $       -         $156,487,071
Cost of goods sold                                             100,812,262    13,834,523           -          114,646,785
                                                             -------------- ------------- --------------    --------------
                Gross profit                                    33,323,171     8,517,115           -           41,840,286

General and administrative expenses                             24,156,197     8,963,862        209,246 (1)
                                                                                             (2,000,000)(2)    31,329,305
                                                             -------------- ------------- --------------    --------------

Operating income                                                 9,166,974      (446,747)     1,790,754        10,510,981

Nonoperating income (expense):                                     377,014        16,760       (520,000)(3)      (126,226)
                                                             -------------- ------------- --------------    --------------
                Income before income taxes                       9,543,988      (429,987)     1,270,754        10,384,755

Income taxes                                                     3,704,723      (100,000)       493,053         4,097,776
                                                             -------------- ------------- --------------    --------------

                Net income                                    $  5,839,265   $  (329,987)  $    777,701      $  6,286,979
                                                             ============== ============= ==============    ==============

Earnings per common share
    Basic                                                     $       0.32                                   $       0.34
                                                             ============== ============= ==============    ==============
    Diluted                                                   $       0.27                                   $       0.28
                                                             ============== ============= ==============    ==============

Weighted average common shares
outstanding:
    Basic                                                       18,508,763                                     18,508,763
                                                             ============== ============= ==============    ==============
    Diluted                                                     22,477,184                                     22,477,184
                                                             ============== ============= ==============    ==============

(1) To reflect amortization of goodwill and depreciation of write-up of market value of fixed assets.
(2) To reflect removal of bonus paid to president of Eco-Air for completion of sale of company.
(3) To reflect decrease in interest income for payment of $13,000,000 for stock of Eco-Air.




Flanders Corporation
Pro Forma Condensed Consolidated Statement of Income
Three Months Ended March 31, 1998
(Unaudited)



                                                                      Historical
                                                             ----------------------------    Pro-Forma
ASSETS                                                           Company       Eco-Air      Adjustments        Pro-Forma
------------------------------------------------------------ -------------- ------------- --------------    --------------

Net sales                                                     $ 30,685,093   $ 5,249,077   $       -         $ 35,934,170
Cost of goods sold                                              23,135,827     3,386,607           -           26,522,434
                                                             -------------- ------------- --------------    --------------
                        Gross profit                             7,549,266     1,862,470           -            9,411,736

General and administrative expenses                              5,587,443     3,884,101         52,311 (1)
                                                                                             (2,000,000)(2)     7,523,855
                                                             -------------- ------------- --------------    --------------
Operating income                                                 1,961,823    (2,021,631)     1,947,689         1,887,881

Nonoperating income (expense):                                     261,709        92,036       (130,000)(3)       223,745
                                                             -------------- ------------- --------------    --------------
                        Income before income taxes               2,223,532    (1,929,595)     1,817,689         2,111,626

Income taxes                                                       864,531      (616,408)       705,263           953,386
                                                             -------------- ------------- --------------    --------------

                        Net income                            $  1,359,001   $(1,313,187)  $  1,112,426      $  1,158,240
                                                             ============== ============= ==============    ==============

Earnings per common share
    Basic                                                     $       0.05                                   $       0.05
                                                             ============== ============= ==============    ==============
    Diluted                                                   $       0.05                                   $       0.04
                                                             ============== ============= ==============    ==============
Weighted average common shares
  outstanding:
    Basic                                                       25,171,130                                     25,171,130
                                                             ============== ============= ==============    ==============
    Diluted                                                     29,237,164                                     29,237,164
                                                             ============== ============= ==============    ==============

(1) To reflect amortization of goodwill and depreciation of write-up of market value of fixed assets.
(2) To reflect removal of bonus paid to president of Eco-Air for completion of sale of company.
(3) To reflect decrease in interest income for payment of $13,000,000 for stock of Eco-Air.